Exhibit 4.1

================================================================================



                             IMPAC CMB TRUST 1998-C1


                                    as Issuer


                                       and


                              LASALLE NATIONAL BANK


                              as Indenture Trustee



                                  ------------



                                    INDENTURE


                           Dated as of August 1, 1998



                                  ------------



                                  $305,853,000
                             Impac CMB Trust 1998-C1
                          Collateralized Mortgage Bonds



================================================================================

                                             TABLE OF CONTENTS

                                                                                                      Page
PRELIMINARY STATEMENT....................................................................................1

GRANTING CLAUSE..........................................................................................1

GENERAL COVENANT.........................................................................................1

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION...................................................................................2
Section 1.01.     Definitions............................................................................2
Section 1.02.     Rules of Construction.................................................................17


ARTICLE II

THE BONDS...............................................................................................18
Section 2.01.     Forms; Denominations..................................................................18
Section 2.02.     Execution, Authentication, Delivery and Dating........................................18
Section 2.03.     Acknowledgment of Receipt of the Mortgage Loans.......................................19
Section 2.04.     The Bonds Generally...................................................................20
Section 2.05.     Registration of Transfer and Exchange of Bonds........................................20
Section 2.06.     Mutilated, Destroyed, Lost or Stolen Bonds............................................23
Section 2.07.     Bondholder Lists......................................................................23
Section 2.08.     Persons Deemed Owners.................................................................24
Section 2.09.     Bond Account..........................................................................24
Section 2.10.     Payments on the Bonds.................................................................24
Section 2.11.     Final Payment Notice..................................................................28
Section 2.12.     Compliance with Withholding Requirements and Reporting................................29
Section 2.13.     Cancellation..........................................................................29
Section 2.14      Book-Entry Bonds......................................................................29

ARTICLE III

SATISFACTION AND DISCHARGE..............................................................................32
Section 3.01.     Satisfaction and Discharge of Indenture...............................................32
Section 3.02.     Application of Trust Money............................................................32

ARTICLE IV

EVENTS OF DEFAULT; REMEDIES.............................................................................33
Section 4.01.     Events of Default.....................................................................33
Section 4.02.     Acceleration of Maturity; Rescission and Annulment....................................34
Section 4.03.     Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.............35
Section 4.04.     Remedies..............................................................................36
Section 4.05.     Application of Money Collected........................................................37
Section 4.06.     Limitation on Suits...................................................................37





                                                                                                      PAGE

Section 4.07.     Unconditional Right of Bondholders to Receive Principal and Interest..................38
Section 4.08.     Restoration of Rights and Remedies....................................................38
Section 4.09.     Rights and Remedies Cumulative........................................................38
Section 4.10.     Delay or Omission Not Waiver..........................................................38
Section 4.11.     Control by Bondholders................................................................39
Section 4.12.     Waiver of Past Defaults...............................................................39
Section 4.13.     Undertaking for Costs.................................................................40
Section 4.14.     Waiver of Stay or Extension Laws......................................................40
Section 4.15.     Sale of Trust Estate..................................................................40
Section 4.16.     Action on Bonds.......................................................................42

ARTICLE V

THE INDENTURE TRUSTEE...................................................................................43
Section 5.01.     Certain Duties and Responsibilities...................................................43
Section 5.02.     Notice of Defaults....................................................................46
Section 5.03.     Certain Rights of Indenture Trustee...................................................46
Section 5.04.     Compensation and Reimbursement........................................................47
Section 5.05.     Corporate Indenture Trustee Required; Eligibility.....................................48
Section 5.06.     Authorization of Indenture Trustee....................................................49
Section 5.07.     Merger, Conversion, Consolidation or Succession to Business...........................49
Section 5.08.     Resignation and Removal; Appointment of Successor.....................................49
Section 5.09.     Acceptance of Appointment by Successor................................................51
Section 5.10.     Unclaimed Funds.......................................................................51
Section 5.11.     Illegal Acts..........................................................................52
Section 5.12.     Communications by the Indenture Trustee...............................................52
Section 5.13.     Separate Indenture Trustees and Co-Trustees...........................................52

ARTICLE VI

REPORTS TO BONDHOLDERS..................................................................................54
Section 6.01.     Reports to Bondholders and Others.....................................................54
Section 6.02.     Certain Communications with the Rating Agencies.......................................54
Section 6.03.     Access to Certain Information.........................................................55

ARTICLE VII

REDEMPTION..............................................................................................57
Section 7.01.     Redemption of the Bonds...............................................................57

ARTICLE VIII

SUPPLEMENTAL INDENTURES; AMENDMENTS.....................................................................58
Section 8.01.     Supplemental Indentures or Amendments Without Consent of Bondholders..................58
Section 8.02.     Supplemental Indentures With Consent of Bondholders...................................59
Section 8.03.     Delivery of Supplements and Amendments................................................60
Section 8.04.     Execution of Supplemental Indentures, etc.............................................60



                                      -ii-




ARTICLE IX

COVENANTS; WARRANTIES...................................................................................61
Section 9.01.     Maintenance of Office or Agency.......................................................61
Section 9.02.     Existence.............................................................................61
Section 9.03.     Payment of Taxes and Other Claims.....................................................61
Section 9.04.     Validity of the Bonds; Title to the Trust Estate; Lien................................61
Section 9.05      Protection of Trust Estate............................................................62
Section 9.06.     Negative Covenants....................................................................62
Section 9.07.     Statement as to Compliance............................................................63
Section 9.08.     Issuer may Consolidate, Etc., only on Certain Terms...................................63
Section 9.09      Purchase of Bonds.....................................................................64
Section 9.10.     Performance of Issuer's Duties by the Owner Trustee and Manager.......................65
Section 9.11.     Payment of Rating Agency Fees.........................................................65

ARTICLE X

MISCELLANEOUS...........................................................................................66
Section 10.01.    Execution Counterparts................................................................66
Section 10.02.    Compliance Certificates and Opinions, etc.............................................66
Section 10.03.    Form of Documents Delivered to Indenture Trustee......................................66
Section 10.04.    Acts of Bondholders...................................................................67
Section 10.05.    Computation of Percentage of Bondholders..............................................68
Section 10.06.    Notice to the Indenture Trustee, the Issuer and Certain Other Persons.................68
Section 10.07.    Notices to Bondholders; Notification Requirements and Waiver..........................68
Section 10.08.    Successors and Assigns................................................................69
Section 10.09.    Separability Clause...................................................................69
Section 10.10.    Governing Law.........................................................................69
Section 10.11.    Effect of Headings and Table of Contents..............................................69
Section 10.12.    Benefits of Indenture.................................................................69
Section 10.13.    Recording of Indenture................................................................69
Section 10.14.    Trust Obligation......................................................................70
Section 10.15.    Inspection............................................................................70
Section 10.16.    Method of Payment.....................................................................70

EXHIBITS

Exhibit A         Form of Bond
Exhibit B         Form of Trustee Report
Exhibit C-1A      Form I of Transferor Certificate for Transfers of Class F Bonds and Class G Bonds
Exhibit C-1B      Form II of Transferor Certificate for Transfers of Class F Bonds and Class G Bonds
Exhibit C-2A      Form of Transferee Certificate for Transfers of Class F Bonds and Class G Bonds to
                  Qualified Institutional Buyers
Exhibit C-2B      Form of Transferee Certificate for Transfers of Class F Bonds and Class G Bonds to
                  Institutional Accredited Investors
Exhibit D-1       Schedule of Exceptions to Mortgage Loan File Delivery
Exhibit D-2       Form of Final Certification
Exhibit E-1       Form of Certificate Regarding Information Requested by Bondholder
Exhibit E-2       Form of Certificate Regarding Information Requested by Prospective Purchaser

         INDENTURE, dated as of August 1, 1998, between Impac CMB Trust 1998-C1, a Delaware business trust, as issuer (the "Issuer"), and LaSalle National Bank, a national banking association, not in its individual capacity, but solely as Indenture Trustee (the "Indenture Trustee") under this Indenture.


                              PRELIMINARY STATEMENT

         The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Collateralized Mortgage Bonds, in nine Classes designated as the Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Bonds (collectively, the "Bonds").

         All things necessary to make the Bonds, when the Bonds are executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.


                                 GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee effective as of the Closing Date, as Indenture Trustee for the benefit of the Bondholders, all of the Issuer's right, title and interest in and to (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or due after the Cutoff Date (exclusive of Principal Prepayments received on or prior to the Cut-off Date and scheduled payments of interest and principal due on or before the Cut-off Date), (ii) the Loan Sale Agreements, (iii) any real property acquired on behalf of the Issuer, (iv) such funds as from time to time are deposited in the Collection Account, the REO Account, the Bond Account and all other accounts established under this Indenture, the Servicing Agreement or the Owner Trust Agreement for purposes of making payments to the holders of the Bonds and distributions to the holders of the Owner Trust Certificates, (v) all present and future claims, demands and causes and choses in action in respect of the foregoing, including the rights, titles and interests of the Issuer in, to and under the Mortgage Loans, and (vi) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing ((i), (ii), (iii), (iv), (v) and (vi), collectively, the "Trust Estate").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Bonds and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.




                                GENERAL COVENANT

         AND IT IS HEREBY COVENANTED AND DECLARED that the Bonds are to be authenticated and delivered by the Indenture Trustee, that the Trust Estate is to be held by or on behalf of the Indenture Trustee and that monies in the Trust Estate are to be applied by the Indenture Trustee for the benefit of the

Bondholders, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Bondholder, as follows:


                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         Section 1.01.     Definitions.

         Whenever used in this Indenture, including in the Preliminary Statement, the Granting Clause and the General Covenant hereinabove set forth, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01 or, if not specified in this
Section 1.01, then in the Servicing Agreement and, if not specified therein, in the Owner Trust Agreement.

         "Accrual Period": With respect to any Payment Date and the Fixed Rate Bonds, the period commencing on the first day of the calendar month preceding the month in which such Payment Date occurs and ending on the last day of such calendar month and, with respect to any Payment Date and the Adjustable Rate Bonds, the period commencing on the Payment Date preceding such Payment Date (or, in the case of the initial Payment Date, the period commencing on the Closing Date) and ending on the day immediately prior to such Payment Date.

         "Act":  As defined in Section 10.04(a) hereof.

         "Adjustable Rate Bond": Any Class A-2 Bond.

         "Affiliate": With respect to any specified Person, for purposes of this Indenture only, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "Aggregate Bond Principal Payment Amount": With respect to any Payment Date, an amount equal to the sum of the Sub-Pool Bond Principal Payment Amounts for such Payment Date.

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Borrower in connection with the origination or subsequent modification or amendment of the related Mortgage Loan.

         "Assumed Final Payment Date": With respect to any Class of Bonds, the Payment Date on which the final payment of principal would occur for such Class of Bonds based on the assumption that no Mortgage Loan is prepaid, extended, modified or defaulted prior to its stated maturity, which Payment Date is specified in Section 2.04(a).

         "Assumed Scheduled Payment": With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Mortgage Rate.

         "Authenticating Agent":  As defined in Section 2.02(b).

         "Authorized Officer": With respect to the Owner Trustee, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of authorized officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Available Amount": With respect to any Payment Date, the total of all payments and other collections on or in respect of the Mortgage Loans in the Bond Account that are available for payments to Bondholders on any Payment Date, exclusive of any portion thereof that may be withdrawn from the Bond Account pursuant to any of clauses (ii), (iii) and (v) of Section 2.09(c) and exclusive of any Prepayment Premiums.

         "Balloon Payment": As defined in Section 1.01 of the Servicing
Agreement.

         "Bond": Any of the Issuer's Collateralized Mortgage Bonds, executed, authenticated and delivered hereunder.

         "Bond Account": The segregated account established in the name of the Indenture Trustee pursuant to Section 2.09 hereof.

         "Bond Interest Rate": With respect to each Class of Fixed Rate Bonds, the per annum rate specified in Section 2.04(a) hereof. With respect to each Payment Date and the Adjustable Rate Bonds, a per annum rate equal to the lesser of (a) LIBOR on the related Interest Rate Determination Date plus the Margin and
(b) 12.50%.

         "Bond Principal Balance": With respect to any Class of Bonds outstanding on any Payment Date, the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans reduced by any distributions of principal actually made on such Class of Bonds on such Payment Date.

         "Bond Register":  As defined in Section 2.05(a) hereof.

         "Bond Registrar":  As defined in Section 2.05(a) hereof.

         "Bondholder" or "Holder": With respect to any Bond, the Person in whose name such Bond is registered on the Bond Register maintained pursuant to Section
2.05 hereof. All references herein to "Bondholders" or "Holders" shall reflect the rights of Bond Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Bondholder" or "Holder" only the Person in whose name a Bond is registered in the Bond Register.

         "Bond Owner": With respect to a Book-Entry Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Bond Prepayment Premium Amount": With respect to any Payment Date and Sub-Pool 1, an amount equal to the lesser of (a) all Prepayment Premiums collected during the related Collection Period with respect to the Mortgage Loans in such Sub-Pool and (b) the sum of the product of each Prepayment Premium collected multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Bond Interest Rate applicable to the most senior Class of Outstanding Bonds related to such Sub-Pool over the Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of such prepaid Mortgage Loan related to such Sub-Pool over the Discount Rate.

         "Book-Entry Bond": Any Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D, Class E or Class F Bonds registered in the name of the Depository or its nominee.

         "Book-Entry Custodian": The custodian appointed pursuant to Section
2.06.

         "Borrower":  Any Person to whom a Mortgage Loan was made.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, Chicago, Illinois, Wilmington, Delaware, or in any other city in which is located the Primary Servicing Office of the Master Servicer or the Special Servicer or the Corporate Trust Office of the Owner Trustee or the Indenture Trustee.

         "Cash": Coin or currency of the United States or immediately available federal funds, including such funds delivered by wire transfer.

         "Class": Collectively, all of the Bonds bearing the same alphabetical and, if applicable, numerical class designation.

         "Class A Bond":  Any Class A-1A, Class A-1B or Class A-2 Bond.

         "Class A-1A Bond": Any of the Bonds with a "Class A-1A" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A attached hereto.

         "Class A-2 Bond": Any of the Bonds with a "Class A-2" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A attached hereto.

         "Class A-1B Bond": Any of the Bonds with a "Class A-1B" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A attached hereto.

         "Class A Credit Support Depletion Date": The first Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to the aggregate Bond Principal Balance of the Class A Bonds.

         "Class B Bond": Any of the Bonds with a "Class B" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A attached hereto.

         "Class C Bond": Any of the Bonds with a "Class C" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A attached hereto.

         "Class D Bond": Any of the Bonds with a "Class D" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A attached hereto.

         "Class E Bond": Any of the Bonds with a "Class E" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A attached hereto.


         "Class F Bond": Any of the Bonds with a "Class F" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A attached hereto.

         "Class G Bond": Any of the Bonds with a "Class G" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A attached hereto.

         "Class Prepayment Premium Percentage": With respect to any Payment Date, Sub-Pool 1 and Fixed Rate Bonds, the percentage obtained by dividing the portion, if any, of the related Sub-Pool Bond Principal Payment Amount to be paid to the Holders of any Class of Bonds related to such Sub-Pool on such Payment Date by the total Sub-Pool Bond Principal Payment Amount to be paid to the holders of all Classes of Bonds related to such Sub-Pool on such Payment Date.

         "Closing Date": August 26, 1998.

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Collection Period": With respect to any Payment Date the period commencing immediately following the Determination Date in the month preceding the month in which such Payment Date occurs (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the month in which such Payment Date occurs.

         "Company": IMH Assets Corp., a California corporation.

         "Control Person": With respect to any Person, any other Person that constitutes a "controlling person" within the meaning of Section 15 of the 1933 Act.

         "Controlling Class": As defined in the Servicing Agreement.

         "Corporate Trust Office": The principal corporate trust office of the Indenture Trustee or the Owner Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which office at the Closing Date is located at (i) in the case of the Indenture Trustee, 135 South

LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group-Impac 1998-C1 and (ii) in the case of the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, Impac CMB Trust 1998-C1.

         "Cut-off Date":  With respect to the Mortgage Loans, August 1, 1998.

         "Cut-off Date Balance": With respect to each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 2.06(c). The nominee of the initial Depository for purposes of registering the Book- Entry Bonds is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Payment Date, the 13th of the related month or, if the 13th day of such month is not a Business Day, the Business Day immediately succeeding such 13th day.

         "Discount Rate": The rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.


         "Due Date": With respect to a Mortgage Loan, the day of each calendar month on which its Monthly Payment is due.

         "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated in one of the three highest long-term debt rating categories by Moody's and at least "AA-" by S&P if the deposits are to be held in the account for more than 30 days, or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated in one of the three highest short-term debt rating categories by Moody's and at least A-1 by S&P if the deposits are to be held in the account for 30 days or less, in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iii) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation from each Rating Agency that the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned thereby to any Class of Bonds). Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default":  As defined in Section 4.01 hereof.

         "Extraordinary Expense": As defined in Section 1.01 of the Servicing Agreement.

         "FDIC":  Federal Deposit Insurance Corporation or any successor.

         "Final Payment Date": The Payment Date on which the final payment on the Bonds of any Class is made hereunder by reason of all principal, interest and other amounts due and payable on such Bonds having been paid or the assets constituting the Trust Estate having been exhausted.

         "Fiscal Agent": ABN AMRO Bank, NV, a Netherlands banking corporation, or its successors and assigns.

         "Fixed Rate Bond": Any Class A-1A, Class A-1B, Class B, Class C, Class D, Class E, Class F or Class G Bond.

         "GAAP": Such accounting principles as are generally accepted in the United States.

         "Grant": To mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of assets constituting the Trust Estate shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the assets constituting the Trust Estate and all other monies and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property.

         "Impac Loan Sale Agreement": The Loan Sale Agreement, dated as of August 1, 1998, between the Seller and Impac QRS, pursuant to which the Seller transferred the Mortgage Loans to Impac QRS.

         "Impac QRS": Impac Commercial Assets Corp., a California corporation.

         "Impac QRS Loan Sale Agreement": The Loan Sale Agreement, dated as of August 1, 1998, between Impac QRS and the Company, pursuant to which Impac QRS transferred the Mortgage Loans to the Company.

         "Indenture": This instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Indenture Trustee": LaSalle National Bank, a national banking association, in its capacity as trustee under this Indenture, or its successor in interest, or any successor trustee appointed as provided in this Indenture.

         "Indenture Trustee Fee": A monthly fee with respect to each Mortgage Loan payable as provided in the Servicing Agreement.

         "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Indenture Trustee, the Fiscal Agent, the Issuer, the Owner Trustee, the Manager, Impac QRS and the Company and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Indenture Trustee, the Fiscal Agent, the Issuer, the Owner Trustee, the Manager, Impac QRS or the Company or any Affiliate thereof, and (iii) is not connected with the Indenture Trustee, the Fiscal Agent, the Issuer, the Owner Trustee, the Manager, Impac QRS or the Company or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Indenture Trustee, the Fiscal Agent, the Issuer, the Owner Trustee, the Manager, Impac QRS or the Company or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Indenture Trustee, the Fiscal Agent, the Issuer, the Owner Trustee, the Manager, Impac QRS or the Company or any Affiliate thereof, as the case may be. The Indenture Trustee may rely, in the performance of any duty hereunder, upon the statement of any Person contained in any certificate or opinion that such Person is Independent according to this definition.

         "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the 1933 Act or any entity in which all of the equity owners come within such paragraphs.

         "Interested Person": As of any date of determination, the Issuer, the Company, the Servicer, the Owner Trustee, the Manager or, in each such case, any of their respective Affiliates.

         "Interest Rate Adjustment Date": With respect to any Payment Date and any Adjustable Rate Bond, the first day of the related Accrual Period.

         "Interest Rate Determination Date": Two Business Days prior to the related Interest Rate Adjustment Date.

         "IRS":  The United States Internal Revenue Service.

         "Issuer": Impac CMB Trust 1998-C1, a Delaware business trust, or its successor in interest.

         "Issuer Request" or "Issuer Order": A written request or order signed in the name of the Issuer by a Responsible Officer of the Owner Trustee.

         "Letter of Representations": The Letter of Representations dated the Closing Date among the Company, the Indenture Trustee and the initial Depository.

         "Liquidation Proceeds": As defined in Section 1.01 of the Servicing Agreement.

         "LIBOR": With respect to each Interest Rate Adjustment Date related to any Adjustable Rate Bond, the annual rate, appearing on Telerate Page 3750 as the London interbank offered rate for one-month United States dollar deposits at approximately 11:00 a.m., London time, on the related Interest Rate Determination Date, and if such rate is not available, LIBOR shall be the annual rate appearing on the Reuters Screen LIBO Page as the London interbank offered rate for one-month United States dollar deposits at approximately 11:00 a.m., London time, on the related Interest Rate Determination Date or, if more than one such rate appears, the arithmetic mean of all such rates.

         "Loan Sale Agreements": The Impac Loan Sale Agreement and the Impac QRS Loan Sale Agreement.

         "Manager": The Person acting as the "Manager" from time to time under the Management Agreement, which initially shall be Impac Commercial Holdings, Inc.

         "Management Agreement": The Management Agreement, dated as of August 1, 1998, between the Issuer and the Manager, pursuant to which the Manager shall perform certain administrative services for the Issuer in connection with this Indenture, the Owner Trust Agreement and the Servicing Agreement.

         "Margin": With respect to any Accrual Period and the Class A-2 Bonds, 0.28%.

         "Master Servicer": Midland Loan Services, Inc., a Delaware corporation or its successors and assigns.

         "Maturity": With respect to any Bond, the date as of which the principal of and interest on such Bond has become due and payable as herein provided, whether at Stated Maturity, by acceleration or otherwise.

         "Modified Loan": Any Mortgage Loan as to which the related payment terms have been modified in connection with a default and work-out.

         "Moody's": Moody's Investors Service, Inc., a nationally recognized statistical rating organization under the federal securities laws.

         "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

         "Mortgage Loan": Each of the mortgage loans listed on the Loan Schedule and from time to time held in the Trust Estate. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage Loan File.

         "Mortgage Loan File": With respect to any Mortgage Loan, collectively the following documents:

                  (i) the original executed Mortgage Note, or Mortgage Notes, or lost note affidavit and indemnity, endorsed (without recourse) to the order of "LaSalle National Bank, as trustee for the registered holders of Impac CMB Trust 1998-C1 Collateralized Mortgage Bonds," together with all prior endorsements showing a complete chain of endorsements from the original payee of the Mortgage Note to the Person endorsing the Mortgage Note to the Indenture Trustee;

                  (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment to the Indenture Trustee, in each case with evidence of recording indicated thereon;

                  (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment to the Indenture Trustee, in each case with evidence of recording indicated thereon;

                  (iv) an original executed assignment of the Mortgage in favor of "LaSalle National Bank, as trustee for the registered holders of Impac CMB Trust 1998-C1 Collateralized Mortgage Bonds," in recordable form;

                  (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle National Bank, as trustee for the registered holders of Impac CMB Trust 1998-C1 Collateralized Mortgage Bonds," in recordable form;

                  (vi) originals or copies of any written modification agreements in those instances where the terms or provisions of the Mortgage Note, the Mortgage, any separate Assignment of Leases have been modified;

                  (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy;

                  (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Indenture Trustee, together with original UCC Financing Statements in favor of "LaSalle National Bank, as trustee for the registered holders of Impac CMB Trust 1998-C1 Collateralized Mortgage Bonds"; and

                  (ix) when relevant, the related Ground Lease or a copy thereof;

provided that (A) no assignment of any of the foregoing documents in favor of the Indenture Trustee shall be considered to be effective until the Closing Date, notwithstanding any earlier date on any such assignment, (B) whenever the term "Mortgage Loan File" is used to refer to documents actually received by the Indenture Trustee or by a custodian on its behalf pursuant to the Loan Sale Agreement, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, (C) each assignment in favor of the Indenture Trustee shall be submitted for recording or filing, as the case may be, by the Master Servicer and at the expense of the Seller pursuant to Section 2.03 of the Servicing Agreement and (D) with respect to any receipt or certification by the Indenture Trustee for documents described in clauses (iii), (v), (vi), (viii) and (ix) of this definition, shall be deemed to include such documents only to the extent that a Responsible Officer of the Indenture Trustee has actual knowledge of their existence.

         "Mortgage Loan Schedule":  As defined in the Servicing Agreement.

         "Mortgage Note": The original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

         "Mortgaged Property": With respect to any Mortgage Loan, the property subject to the lien of the related Mortgage.

         "1933 Act": The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

         "1934 Act": The Securities Exchange Act of 1934, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

         "1939 Act": The Trust Indenture Act of 1939, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

         "1940 Act": The Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

         "Notice of Default":  As defined in Section 4.01 hereof.

         "Officer's Certificate": A certificate signed by any Responsible Officer of the Owner Trustee or the Indenture Trustee, as the case may be.

         "Opinion of Counsel": A written opinion of counsel, who shall be selected by the Issuer (and reasonably acceptable to the Indenture Trustee). The cost of obtaining such opinion shall be borne by the Issuer.

         "OTS":  Office of Thrift Supervision or any successor thereto.

         "Outstanding": When used with respect to Bonds, means, as of the date of determination, any Bond theretofore authenticated and delivered under this Indenture, except:

                  (i) Bonds theretofore canceled by the Bond Registrar or delivered to the Bond Registrar for cancellation (other than any Bond as to which any amount that has become due and payable in respect thereof has not been paid in full); and

                  (ii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, other than any such Bonds in respect of which there shall have been presented to the Bond Registrar proof satisfactory to it that such Bonds are held by a bona fide purchaser in whose hands such Bonds are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite aggregate Bond Principal Balance of Outstanding Bonds have given any request, demand, authorization, vote, direction, notice, consent or waiver hereunder, such determination shall be made on a Class by Class basis, and Bonds owned by an Interested Person shall be disregarded and deemed not to be Outstanding (unless any such Person or Persons owns all the Bonds of such Class), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Bond Registrar knows to be so owned shall be so disregarded. Bonds owned by an Interested Person which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Bond Registrar in its sole discretion the pledgee's right to act with respect to such Bonds and that the pledgee is not an Interested Person.

         "Outstanding Class A Bonds": As defined in Section 2.10(c)(iii).

         "Owner Trust Agreement": The Owner Trust Agreement, dated as of August 1, 1998, between the Company and the Owner Trustee, pursuant to which the Issuer was created.

         "Owner Trust Certificates": The owner trust certificates issued in three classes under the Owner Trust Agreement and evidencing the entire beneficial ownership interest in the Issuer.

         "Owner Trustee": Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Owner Trust Agreement creating the Issuer.

         "Ownership Interest": As to any Bond, any ownership or security interest in such Bond as held by the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Payable Bond Interest": For any Class of Bonds and any Payment Date, an amount equal to interest accrued during the related Accrual Period at the Bond Interest Rate applicable to such Class of Bonds for such Payment Date on the related Bond Principal Balance immediately prior to such Payment Date. Payable Bond Interest will be calculated in the case of the Fixed Rate Bonds on the basis of a 360-day year consisting of twelve 30-day months and in the case of the Class A-2 Bonds, on the basis of a 360-day year and the actual number of days in the related Accrual Period.

         "Payment Date": The 20th day of each calendar month, or, if such 20th day is not a Business Day, the next succeeding Business Day, commencing in September 1998.

         "Permitted Investments": Any one or more of the following obligations or securities:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an "r" highlighter attached to any rating, and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest short-term ratings available;

                  (iii) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements having maturities of not more than 365 days, of any bank or trust company organized under the laws of the United States or any state thereof, provided that such items are rated the highest short-term debt rating categories of each Rating Agency or such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Bonds by either Rating Agency (as evidenced in writing by each Rating Agency), do not have an "r" highlighter affixed to its rating and have a predetermined, fixed amount of principal due at maturity (that cannot vary or change) and that each such obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest short-term debt rating category of each Rating Agency or, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Bonds by either Rating Agency (as evidenced in writing by each Rating Agency), does not have an "r" highlighter affixed to its rating, has a predetermined fixed amount of principal due at maturity (that cannot vary or change) and has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

                  (v) units of money market funds which have as one of their objectives the maintenance of a constant net asset value and which are rated the highest applicable rating category of each Rating Agency or such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Bonds by either Rating Agency (as evidenced in writing by each Rating Agency); or

                  (vi) any other obligation or security acceptable to each Rating Agency, which will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Bonds by either Rating Agency (as evidenced in writing by each Rating Agency);

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity (that cannot vary or change).

         "Person": Any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, or any federal, state, county or municipal government or any political subdivision thereof.

         "Plan":  As defined in Section 2.05(c) hereof.

         "Prepayment Charge": As defined in Section 1.01 of the Servicing Agreement.

         "Prepayment Premium": Any Prepayment Charge or Yield Maintenance
Premium.

         "Principal Prepayment": As defined in Section 1.01 of the Servicing Agreement.

         "Private Bonds": Unless and until registered under the 1933 Act, the Class F and Class G Bonds.

         "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

         "Prospectus": The prospectus, dated August 6, 1998, together with the supplement to the prospectus, dated August 20, 1998.

         "QIB": A "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

         "Qualified Substitute Mortgage Loan": As defined in Section 1.01 of the Servicing Agreement.

         "QRS": A qualified REIT subsidiary within the meaning of Section 856(i) of the Code.

         "Rating Agency": S&P, Moody's or their respective successors in interest. If neither of such rating agencies or any related successor remains in existence, "Rating Agency" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Issuer pursuant to the Servicing Agreement, and specific ratings of S&P or Moody's referenced herein shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than any such references to "highest applicable rating category") shall, in the case of S&P and Moody's, be deemed to refer to such applicable rating category of S&P and Moody's, respectively, without regard to any plus or minus or other comparable rating qualification.

         "Record Date": With respect to any Payment Date, the last Business Day of the prior calendar month.

         "REIT": A real estate investment trust within the meaning of Section 856(a) of the Code.

         "REO": As defined in Section 1.01 the Servicing Agreement.

         "Resolution": A copy of a resolution certified by an Authorized Officer of the Owner Trustee to have been duly adopted by the Owner Trustee and to be in full force and effect on the date of such certification.

         "Responsible Officer": With respect to the Owner Trustee or the Indenture Trustee, any officer of the Owner Trustee or the Indenture Trustee, as the case may be (and, in the case of the Indenture Trustee, assigned to its Asset Backed Securities Trust Services Group), customarily performing functions with respect to corporate trust matters and having direct responsibility for the administration of this Indenture and, with respect to a particular corporate trust matter under this Indenture, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Retired Class A Bonds": As defined in Section 2.10(c)(iii).

         "Rule 144A":  Rule 144A under the 1933 Act.

         "S&P": Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc. a nationally recognized statistical rating organization under the federal securities laws.

         "Seller": Impac Commercial Holdings, Inc., a Maryland corporation, as seller of the Mortgage Loans to Impac QRS.

         "Servicing Agreement": The Servicing Agreement, dated as of August 1, 1998 among the Issuer, Midland Loan Services, Inc., as Master Servicer and Special Servicer, the Indenture Trustee and the Fiscal Agent.

         "Special Servicer": Midland Loan Services, Inc. or its successors and assigns.

         "Stated Maturity": With respect to any Bond, the date specified in such Bond and Section 2.04(a) as the fixed date on which the final payment of principal of and interest on such Bond becomes finally due and payable, which will be the Payment Date in August 2030.

         "Stated Principal Balance": As defined in Section 1.01 of the Servicing Agreement.

         "Sub-Pool": Either of Sub-Pool 1 or Sub-Pool 2.

         "Sub-Pool 1": Collectively, all of the Mortgage Loans and any successor REO identified from time to time on Exhibit A-1 to the Servicing Agreement.

         "Sub-Pool 2": Collectively, all of the Mortgage Loans and any successor REO identified from time to time on Exhibit A-2 to the Servicing Agreement.

         "Sub-Pool Bond Principal Payment Amount": For either Sub-Pool and any Payment Date, an amount equal the sum of the following amounts:

         (a) the principal portions of all Monthly Payments (other than Balloon Payments) due or deemed due in respect of the Mortgage Loans in such Sub-Pool for their respective Due Dates occurring during the related Collection Period, to the extent received or advanced;

         (b) all Principal Prepayments received on the Mortgage Loans in such Sub-Pool during the related Collection Period;

         (c) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan in such Sub-Pool that is delinquent in respect of its Balloon Payment;

         (d) the Stated Principal Balance of each Mortgage Loan in such Sub-Pool that was, during the related Collection Period, repurchased from the Trust Estate in connection with the breach of a representation or warranty or purchased from the Trust Estate pursuant to Section 8.01 of the Servicing Agreement;

         (e) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan in such Sub-Pool received on or after the maturity date thereof, to the extent received during the related Collection Period; and

         (f) to the extent not included in the preceding clauses, all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds that were received on the Mortgage Loans in such Sub-Pool during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof.

         "Successor Person":  As defined in Section 9.08(a)(i).

         "Tax Opinion": An opinion of Independent counsel that a contemplated action will not cause a tax to be imposed on the Issuer or any Person having an Ownership Interest in any Bond.

         "Treasury Rate": The yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Indenture Trustee will select a comparable publication to determine the Treasury Rate.

         "Treasury Regulations": Temporary, final or proposed regulations (to the extent that by reason of their proposed effective date such proposed regulations would apply to the Issuer) of the United States Department of the Treasury.

         "Trust":  The trust established pursuant to the Owner Trust Agreement.

         "Trust Estate":  As defined in the Granting Clause.

         "Trustee Report":  As defined in Section 6.01(a) hereof.

         "UCC": The Uniform Commercial Code as in effect in any applicable jurisdiction.

         "UCC Financing Statement": A financing statement executed and in form sufficient for filing pursuant to the UCC, as in effect in the relevant jurisdiction.

         "Yield Maintenance Premium": As defined in Section 1.01 of the Servicing Agreement.

         Section 1.02.     Rules of Construction.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States;

         (3) the word "including" shall be construed to be followed by the words "without limitation";

         (4) article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

         (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

         (6) the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires.

                                   ARTICLE II

                                    THE BONDS

         Section 2.01.     Forms; Denominations.

         The Bonds shall be substantially in the form attached hereto as Exhibit A, provided that any of the Bonds may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Bonds are admitted to trading, or to conform to general usage. Each Class of Bonds will be issuable only in denominations corresponding to initial aggregate Bond Principal Balance as of the Closing Date of, with respect to the Class A Bonds, not less than $5,000 and in integral multiples of $1 in excess thereof and, with respect to the Class B, Class C, Class D, Class E, Class F and Class G Bonds, not less than $50,000 and in integral multiples of $1 in excess thereof; provided, however, that a single Bond of each Class thereof may be issued in a different denomination.

         Section 2.02.     Execution, Authentication, Delivery and Dating.

         (a) The Bonds shall be executed by manual or facsimile signature on behalf of the Issuer by any Authorized Officer of the Owner Trustee. Bonds bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Owner Trustee shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds. No Bond shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder. All Bonds shall be dated the date of their authentication.

         (b) The Indenture Trustee may appoint one or more agents (each an "Authenticating Agent") with power to act on its behalf and subject to its direction in the authentication of Bonds in connection with transfers and exchanges under Sections 2.05 and 2.06, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Bonds. For all purposes of this Indenture, the authentication of Bonds by an Authenticating Agent shall be deemed to be the authentication of Bonds "by the Indenture Trustee". The Indenture Trustee shall be the initial Authenticating Agent.

         Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer.

Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may, or at the direction of the Issuer shall, promptly appoint a successor Authenticating Agent, give written notice of such appointment to the Issuer and give notice of such appointment to the Bondholders. Upon the resignation or termination of the Authenticating Agent and prior to the appointment of a successor, the Indenture Trustee shall act as Authenticating Agent.

         Each Authenticating Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as if it were the Indenture Trustee.

         Section 2.03.     Acknowledgment of Receipt of the Mortgage Loans.

                  (a) The Indenture Trustee, by its execution and delivery of this Indenture, acknowledges receipt by it, subject to the proviso in the definition of Mortgage Loan File, the provisions of Section 2.03 of the Servicing Agreement and the further review provided for below in Section 2.03(b) of (i) the Mortgage Loan Files, (ii) a fully executed counterpart of each Loan Sale Agreement, and (iii) all other assets delivered to it and included in the Trust Estate, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Loan Files, and that it holds and will hold such other assets included in the Trust Estate, on behalf of all present and future Bondholders. In addition, the Indenture Trustee hereby certifies to the Company, the Manager, the Owner Trust, the Owner Trustee, the Master Servicer, the Special Servicer and the Seller, that except as specifically identified in the Schedule of Exceptions to Mortgage Loan File Delivery attached hereto as Exhibit D-1, (i) the Mortgage Note related to each Mortgage Loan is in its possession and (ii) such Mortgage Note and the endorsement thereon has been reviewed by it and appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower) and relates to such Mortgage Loan.

                  (b) Not later than the 75th day following the Closing Date (and, if any exceptions are noted, again not later than the first anniversary of the Closing Date), the Indenture Trustee shall certify in writing to the Company, the Manager, the Owner Trust, the Owner Trustee, the Master Servicer, the Special Servicer and the Seller that, as to each Mortgage Loan listed on the Loan Schedule (other than any such Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification) (A) all documents specified in clauses (i), (ii), (iii), (iv) and (vii) (and all documents specified in clauses (v), (vi), (viii) and (ix)) to the extent that the Indenture Trustee has been instructed in writing that the documents specified in such clauses are required to be in the Mortgage Loan File relating to any Mortgage Loan) of the definition of "Mortgage Loan File" are in its possession, (B) all documents received by it with respect to such Mortgage Loan have been reviewed by it and appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower) and relate to such Mortgage Loan, and (C) based on the examinations referred to in Section 2.03(a) above and this Section 2.03(b) and only as to the foregoing documents, the information set forth in such Mortgage Loan Schedule with respect to the items specified in clauses (ii), (iv) and (v) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage Loan File.

                  (c) The Indenture Trustee shall not be under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

         The Indenture Trustee shall not assign, sell, dispose of or transfer any interest in the Mortgage Loans or any other asset constituting the Trust Estate (except as expressly provided herein) or knowingly permit the Mortgage Loans or any other asset constituting the Trust Estate to be subjected to any lien, claim or encumbrance arising by, through or under the Indenture Trustee or any Person claiming by, through or under the Indenture Trustee.

         Section 2.04.     The Bonds Generally.

         (a) The aggregate Bond Principal Balance of the Bonds that may be authenticated and delivered under this Indenture is limited to $305,853,000, except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Sections 2.05, 2.06 and 2.07 below. Such aggregate Bond Principal Balance shall be divided among nine Classes having the respective Class designations, initial Bond Principal Balances, Bond Interest Rates and Assumed Final Payment Dates as follows:

                         INITIAL
      CLASS          1.BOND PRINCIPAL         BOND INTEREST       ASSUMED FINAL
   DESIGNATION            BALANCE                RATE(1)          PAYMENT DATE
   -----------            -------                -------          ------------
   Class A-1A          $43,000,000               6.06%              10/20/07
   Class A-1B         $140,373,000               6.56%              04/20/08
   Class A-2           $32,710,000       LIBOR + 0.28%              04/20/08
   Class B             $15,889,000               6.74%              04/20/08
   Class C             $19,066,000               6.94%              06/20/08
   Class D             $20,655,000               7.58%              06/20/08
   Class E              $4,767,000               7.58%              06/20/08
   Class F             $18,271,000               6.06%              06/20/08
   Class G             $11,122,000               6.06%              06/20/08

---------------------
(1)      Expressed as a percent per annum.

         The Stated Maturity for each Class of Bonds is the Payment Date in August 2030.

         (b) Each Bond of a particular Class shall rank pari passu with each other Bond of such Class and be equally and ratably secured by the Trust Estate. All Bonds of a particular Class shall be substantially identical except as to denominations and as expressly permitted in this Indenture.

         (c) This Indenture shall evidence a continuing lien on and security interest in the Trust Estate to secure the full payment of the principal, interest and other amounts on all the Bonds, which, in the case of any Class of Bonds, shall in all respects be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Bonds of such Class.

         Section 2.05.     Registration of Transfer and Exchange of Bonds.

         (a) At all times during the term of this Indenture, there shall be maintained at the office of a registrar appointed by the Indenture Trustee (the "Bond Registrar") a register (the "Bond Register") in which, subject to such reasonable regulations as the Bond Registrar may prescribe, the Bond Registrar shall provide for the registration of Bonds and of transfers and exchanges of Bonds as herein provided. The Office of the

Bond Registrar shall initially be located at LaSalle National Bank, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group-Impac CMB Trust 1998-C1. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Bond Registrar for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided. The Indenture Trustee may appoint, by a written instrument delivered to the Issuer, any other bank or trust company to act as Bond Registrar under such conditions as the Indenture Trustee may prescribe, provided that the Indenture Trustee shall not be relieved of any of its duties or responsibilities hereunder as Bond Registrar by reason of such appointment. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Bond Registrar. The Issuer, the Manager, the Company and the Owner Trustee shall have the right to inspect the Bond Register or to obtain a copy thereof at all reasonable times upon reasonable prior notice, and to rely conclusively upon a certificate of the Bond Registrar as to the information set forth in the Bond Register.

         (b) No transfer, sale, pledge or other disposition of any Private Bond or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the 1933 Act and any applicable state securities laws in reliance on Rule 144 A under the 1933 Act to a Qualified Institutional Buyer that is acquiring such Private Bond for its own account or for the account of another Qualified Institutional Buyer, and otherwise complies with this Section 2.05. If a transfer of any Private Bond is to be made without registration under the 1933 Act (other than in connection with the initial issuance thereof or a transfer thereof by the Company or one of its Affiliates), then the Bond Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either (i) a certificate from the Bondholder desiring to effect such transfer substantially in the form attached as Exhibit C-1A hereto; or (ii) a certificate from the Bondholder desiring to effect such transfer substantially in the form attached as Exhibit C-1B hereto and a certificate from such Bondholder's prospective transferee substantially in the form attached either as Exhibit C-2 hereto; or (iii) an Opinion of Counsel satisfactory to the Indenture Trustee to the effect that such transfer may be made without registration under the 1933 Act (which Opinion of Counsel shall not be an expense of the Trust Estate or of the Issuer, the Company, the Manager, the Owner Trustee, the Indenture Trustee or the Bond Registrar in their respective capacities as such), together with the written certifications as to the facts surrounding such transfer from the Bondholder desiring to effect such transfer or such Bondholder's prospective Transferee on which such Opinion of Counsel is based. If any such transfer of a Private Bond held by the related transferor and also to be held by the related transferee in the form of a Book-Entry Bond is to be made without registration under the Securities Act, the transferor will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit C-1A or Exhibit C-1B hereto in respect of such Bond and the transferee will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit C-2 hereto in respect of such Private Bond.

         None of the Issuer, the Company, the Indenture Trustee or the Bond Registrar is obligated to register or qualify any Class of Private Bonds under the 1933 Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Private Bond or interest therein without registration or qualification. Any Bondholder desiring to effect a transfer of Private Bonds or interests therein shall, and does hereby agree to, indemnify the Company, the Issuer, the Manager, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer and the Bond Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) No transfer of a Bond or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds, insurance company general separate accounts and other entities in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or to any Person who is directly or indirectly purchasing such Bond or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if any such transfer will result in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Accordingly, each purchaser of a Bond will be deemed to represent and warrant that either (i) no part of the assets to be used by it to acquire and hold the Bonds constitutes assets of any Plan or (ii) one or more statutory or administrative exemptions applies, such that its acquisition and holding of the Bonds does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code and will not subject the Issuer, the Company, the Indenture Trustee, the Owner Trustee, the Master Servicer or the Special Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture or the Owner Trust Agreement. Prior to the transfer of a Class F Bond, a potential purchaser must provide an affirmative representation, substantively to the effect of the foregoing sentence, in the form of Exhibit F. Prior to the transfer of a Class G Bond, a potential transferee must provide the Indenture Trustee an opinion of counsel which establishes to the satisfaction of the Indenture Trustee that the purchase of the Class G Bond is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Indenture Trustee, the Owner Trustee, the Master Servicer or the Special Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Indenture, which opinion of counsel shall not be an expense of the Company, the Indenture Trustee, the Owner Trustee, the Master Servicer or the Special Servicer.

         (d) No transfer of any Class G or any interest in any Class G Bond shall be made by the Seller or any QRS thereof (in the case of any such Bonds, unless they would be characterized as indebtedness for federal income tax purposes, in the opinion of Independent counsel, upon the transfer thereof) unless the Indenture Trustee shall have received an opinion of Independent counsel to the effect that such transfer will not cause the Issuer to be subject to an entity-level federal income tax to which REITs and QRS are not otherwise subject.

         (e) If a Person is acquiring any Bond or interest therein as a fiduciary or agent for one or more accounts, such Person shall be deemed to certify that (or in the case of an interest in a Book-Entry Bond, will be deemed to have represented and certified that) it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b) and (c) of this
Section 2.05.

         (f) Subject to the preceding provisions of this Section 2.05, upon surrender for registration of transfer of any Bond at the offices of the Bond Registrar maintained for such purpose, the Owner Trustee on behalf of the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same Class of a like aggregate Bond Principal Balance.

         (g) At the option of any Bondholder, its Bonds may be exchanged for other Bonds of authorized denominations of the same Class of a like aggregate Bond Principal Balance, upon surrender of the Bonds to be exchanged at the offices of the Bond Registrar maintained for such purpose. Whenever any Bonds are so surrendered for exchange, the Owner Trustee on behalf of the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Bonds which the Bondholder making the exchange is entitled to receive.

         (h) Every Bond presented or surrendered for transfer or exchange shall (if so required by the Bond Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Bond Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (i) No service charge shall be imposed for any transfer or exchange of Bonds, but the Owner Trustee, the Indenture Trustee or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds.

         (j) All Bonds surrendered for transfer and exchange shall be physically canceled by the Bond Registrar, and the Bond Registrar shall dispose of such canceled Bonds in accordance with its standard procedures.

         (k) The Bond Registrar or the Indenture Trustee shall provide to each of the Issuer, the Owner Trustee, the Manager and the Company, upon reasonable written request and at the expense of the requesting party, an updated copy of the Bond Register.

         (l) The Issuer shall provide adequate inventory (either an executed copy or a copy on diskette) of the Class F and Class G Bonds.

         Section 2.06.     Mutilated, Destroyed, Lost or Stolen Bonds.

         If any mutilated Bond is surrendered to the Bond Registrar, the Owner Trustee on behalf of the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange therefor, a new Bond of the same Class and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Issuer, the Indenture Trustee and the Bond Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Bond and the ownership thereof, and (ii) such security or indemnity as may be reasonably required by them to hold each of them, and any agent of any of them harmless, then, in the absence of notice to the Issuer or the Bond Registrar that such Bond has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Bond, a new Bond of the same Class, tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

         Upon the issuance of any new Bond under this Section 2.06, the Owner Trustee, Indenture Trustee and the Bond Registrar may require the payment by the Bondholder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Authenticating Agent and the Indenture Trustee) in connection therewith.

         Every new Bond issued pursuant to this Section 2.06 in lieu of any destroyed, mutilated, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Bond shall be at any time enforceable by any Person, and such new Bond shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds of its Class duly issued hereunder.

         The provisions of this Section 2.06 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, de stroyed, lost or stolen Bonds.

         Section 2.07.     Bondholder Lists.

         The Bond Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Bondholders, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Bond Registrar. Upon written request of any Bondholder made for purposes of communicating with other Bondholders with respect to their rights under this Indenture, the Bond Registrar shall promptly furnish such Bondholder with a list of the other Bondholders of record identified in the Bond Register at the time of the request. Every Bondholder, by receiving such access, agrees with the Bond Registrar that the Bond Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Bondholder regardless of the source from which such information was derived.

         Section 2.08.     Persons Deemed Owners.

         The Owner Trustee, the Issuer, the Indenture Trustee, the Bond Registrar and any agents of any of them, may treat the Person in whose name a Bond is registered as the owner of such Bond for the purpose of receiving payments of principal, interest and other amounts in respect of such Bond and for all other purposes, whether or not such Bond shall be overdue, and none of the Owner Trustee, the Issuer, the Indenture Trustee, the Bond Registrar or any agents of any of them, shall be affected by notice to the contrary.

         Section 2.09.     Bond Account.

         (a) On or prior to the date hereof, the Indenture Trustee shall establish a segregated trust account (the "Bond Account") at its Corporate Trust Office in Chicago, Illinois (or such other financial institution as necessary to ensure that the Bond Account is at all times an Eligible Account) in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Bondholders and the Issuer. The Indenture Trustee shall deposit or cause to be deposited in the Bond Account, upon receipt (i) all payments and other collections received on or in respect of the Mortgage Loans subsequent to the commencement of the initial Collection Period. Except as provided in this Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Bond Account. Funds in the Bond Account shall not be commingled with any other monies. All monies deposited from time to time in the Bond Account (including any securities or instruments in which such monies are invested) shall be held by and under the control of the Indenture Trustee in the Bond Account for the benefit of the Bondholders and the Issuer as herein provided.

         (b) Funds on deposit in the Bond Account shall remain uninvested.

         (c) The Indenture Trustee is authorized to make withdrawals from the Bond Account (the order set forth hereafter in this subsection (c) not constituting an order of priority for such withdrawals) (i) to make payments on the Bonds as provided herein, (ii) to the extent of the Indenture Trustee Fee or any portion thereof not paid by the Servicer pursuant to the Servicing Agreement, the Indenture Trustee Fee or such unpaid portion, (iii) to pay all Extraordinary Expenses in respect of the Issuer or the Trust Estate, (iv) to make payments to the Issuer or the Owner Trustee in accordance with Section 2.10(c) and (d) and (v) to withdraw any amounts deposited in the Bond Account in error.

         (d) Upon the satisfaction and discharge of this Indenture pursuant to
Section 3.01 of this Indenture, the Indenture Trustee shall pay to the Issuer all amounts, if any, held by it remaining as part of the Trust Estate.

         Section 2.10.     Payments on the Bonds.

         (a)      Subject to Section 2.10(b), the Issuer agrees to pay

                  (i) on each Payment Date prior to Stated Maturity for the Bonds, but only to the extent of the Available Amount, interest on and principal of the respective Classes of Bonds in the amounts and in accordance with the priorities set forth in Section 2.10(c); and

                  (ii) on each Payment Date prior to Stated Maturity for the Bonds, any Bond Prepayment Premium Amounts for the respective Classes of Bonds in the amounts and in accordance with the priorities set forth in Section 2.10(d); and

                  (iii) at Stated Maturity of the Bonds, the entire Bond Principal Balance of each Bond, together with all accrued and unpaid interest thereon.

         Amounts properly withheld under the Code by any Person from a payment to any Holder of a Bond of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Bond as provided in Section 2.10(b), shall be considered as having been paid by the Issuer to such Bondholder for all purposes of this Indenture.

         (b) With respect to each Payment Date, any interest, principal and other amounts payable on the Bonds shall be paid to the Person that is the registered holder thereof at the close of business on the related Record Date; provided, however, that interest, principal and other amounts payable at the Final Payment Date of any Bond shall be payable only against surrender thereof at the offices of the Indenture Trustee designated in the notice provided pursuant to Section 2.11(b). Payments of interest, principal and other amounts on the Bonds shall be made on the applicable Payment Date other than the Final Payment Date, subject to applicable laws and regulations, by wire transfer to such account as such Bondholder shall designate by written instruction received by the Indenture Trustee not later than the Record Date related to the applicable Payment Date or otherwise by check mailed on or before the Payment Date to the Person entitled thereto at such Person's address appearing on the Bond Register. The Indenture Trustee shall pay each Bond in whole or in part as provided herein on its Final Payment Date in immediately available funds from funds in the Bond Account as promptly as possible after presentation to the Indenture Trustee of such Bond at the office of the Bond Registrar but shall initiate such payment no later than 3:00 p.m., New York City time, on the day after such presentation, provided, that such presentation has been made no later than 1:00 p.m., New York City time on the day prior to its Final Payment Date. If presentation is made after 1:00 p.m., New York City time, on any day, such presentation shall be deemed to have been made on the immediately succeeding Business Day.

         Except as provided in the following sentence, if a Bond is issued in exchange for any other Bond during the period commencing at the close of business at the office or agency where such exchange occurs on any Record Date and ending before the opening of business at such office or agency on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Bond, but will be payable on such Payment Date only in respect of the prior Bond. Interest, principal and other amounts payable on any Bond issued in exchange for any other Bond during the period commencing at the close of business at the office or agency where such exchange occurs on the Record Date immediately preceding the Final Payment Date for such Bonds and ending on the Final Payment Date for such Bonds, shall be payable to the Person that surrenders the new Bond as provided in this Section 2.10(b).

         Each distribution with respect to a Book-Entry Bond shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Bond Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Bond Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Company and the Indenture Trustee shall perform their respective obligations under the Letter of Representations.

         All payments of interest, principal and other amounts made with respects to any Class of Bonds will be allocated PRO RATA among the Outstanding Bonds of such Class based on the Bond Principal Balance.

         If any Bond on which the final payment was due is not presented for payment on its Final Payment Date, then the Indenture Trustee shall set aside such payment in a segregated account separate from the Bond Account but which constitutes an Eligible Account, and the Indenture Trustee and the Issuer shall act in accordance with Section 5.10 in respect of the unclaimed funds.

         (c) On each Payment Date, the Indenture Trustee shall withdraw from the Bond Account and apply the Available Amount for such Payment Date among the respective Classes of Bondholders and the holders of the Owner Trust Certificates for the following purposes and in the following order of priority, in each case to the extent of remaining funds:

         (i) to the holders of the Class A Bonds in respect of interest, PRO RATA based on such amounts distributable thereon, up to an amount equal to all Payable Bond Interest in respect of each such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

         (ii) to the holders of the Class A Bonds related to each Sub-Pool in respect of principal and allocated between the respective Classes of Class A Bonds related to each Sub-Pool as described below, up to an amount equal to the lesser of (a) the aggregate Bond Principal Balance of such Classes of Class A Bonds then outstanding and (b) the related Sub-Pool Bond Principal Payment Amount for such Payment Date;

         (iii) if, following distributions pursuant to clause (ii) above, the aggregate Bond Principal Balance of either group of Class A Bonds has been reduced to zero (the "Retired Class A Bonds"), to the holders of the unrelated group of Class A Bonds, if such Class A Bonds are still outstanding (the "Outstanding Class A Bonds") in respect of principal, allocated between the respective Classes of such Outstanding Class A Bonds as described below, up to an amount equal to the lesser of (a) the aggregate Bond Principal Balance of such Classes of Outstanding Class A Bonds and (b) the excess of the Sub-Pool Bond Principal Payment Amount for such Payment Date related to the Retired Class A Bonds over the amount thereof paid on such Payment Date as described in clause
         (ii) above.

         (iv) to the holders of the Class B Bonds in respect of interest up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

         (v) to the holders of the Class B Bonds in respect of principal up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class B Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii) and (iii) above;

         (vi) to the holders of the Class C Bonds in respect of interest up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

         (vii) to the holders of the Class C Bonds in respect of principal up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class C Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii),
         (iii) and (v) above;

         (viii) to the holders of the Class D Bonds in respect of interest up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

         (ix) to the holders of the Class D Bonds in respect of principal up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class D Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii),
         (iii), (v) and (vii) above;

         (x) to the holders of the Class E Bonds in respect of interest up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

         (xi) to the holders of the Class E Bonds in respect of principal up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class E Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii),
         (iii), (v), (vii) and (ix) above;

         (xii) to the holders of the Class F Bonds in respect of interest up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

         (xiii) to the holders of the Class F Bonds in respect of principal up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class F Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii),
         (iii), (v), (vii), (ix) and (xi)above;

         (xiv) to the holders of the Class G Bonds in respect of interest up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

         (xv) to the holders of the Class G Bonds in respect of principal up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class G Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii),
         (iii), (v), (vii), (ix), (xi) and (xiii) above; and

         (xvi) after the foregoing distributions have been made, so long as there are not more than three holders of Owner Trust Certificates, to such Certificateholders, to the extent the Indenture Trustee has received the names and wiring instructions or addresses of such Certificateholders and instructions of the Owner Trustee, and in the event that there are more than three holders of Owner Trust Certificates, to the Owner Trustee, an amount equal to the balance of the Available Amount for such Payment Date.

         Distributions of principal to the holders of the Class A Bonds related to each Sub-Pool will be allocated between the respective Classes of Class A Bonds related to such Sub-Pool as follows:

         (i)      prior to the Class A Credit Support Depletion Date;

                  (A) in the case of the Class A-1 Bonds, first to the holders of the Class A-1A Bonds until the Bond Principal Balance thereof has been reduced to zero and then to the holders of the Class A-1B Bonds; and

                  (B) to the holders of the Class A-2 Bonds until the Bond Principal Balance thereof has been reduced to zero; and

         (ii) on and after the Class A Credit Support Depletion Date, the Aggregate Bond Principal Payment Amount will be paid, to the holders of the Class A Certificates PRO RATA based on their then outstanding Bond Principal Balances.

         (d) On each Payment Date, the Indenture Trustee shall withdraw from the Bond Account the Bond Prepayment Premium Amount for such Payment Date and shall pay such amount as additional interest to the holders of the Fixed Rate Bonds entitled to principal on such Payment Date in an amount equal to, as to each such Class, the product of such amount and the related Class Prepayment Premium Percentage for such Payment Date; provided, however, that such payments shall be made only from, and shall not exceed, Prepayment Premiums received during the related Collection Period. Any Prepayment Premium remaining after making the foregoing payments shall be paid, so long as there are not more than three holders of Owner Trust Certificates, to such Certificateholders, to the extent the Indenture Trustee has received the names and wiring instructions or addresses of such Certificateholders and instructions of the Owner Trustee, and in the event that there are more than three holders of Owner Trust Certificates, to the Owner Trustee for distribution to the holders of the Owner Trust Certificates as provided in the Owner Trust Agreement.

         (e) The Bonds are nonrecourse obligations solely of the Issuer and will be payable only from the Trust Estate. Each Bondholder will be deemed to have agreed that they have no rights or claims against the Issuer directly and may only look to the Trust Estate to satisfy the Issuer's obligations hereunder. Each Bondholder will be deemed to have agreed, by its acceptance of its Bond, not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer for a period of one year and one day following payment in full of such Bond. Notwithstanding the provisions of this
Section 2.10 (e), the Issuer or another entity may, subject to Section 9.06, at any time advance funds to the Indenture Trustee for the purpose of allowing the Indenture Trustee to make required payments on the Bonds. If the Issuer or another entity makes such advance, it shall be entitled to request the Indenture Trustee to withdraw from the Bond Account for payment to the Issuer on any subsequent Payment Date the amount so advanced.

         (f) In connection with making any payments pursuant to Section 2.10(c)(xvi) and 2.10(d), the Indenture Trustee shall provide to the Owner Trustee and the Manager on the related Payment Date by facsimile transmission, confirmed in writing by first class mail or overnight courier, a written statement detailing the amounts so paid.

         Section 2.11.     Final Payment Notice.

         (a) Notice of final payment under Section 2.10(b) shall be given by the Indenture Trustee as soon as possible but not later than two Business Days prior to the Final Payment Date for a particular Class to each Bondholder of such Class as of the close of business on the Record Date preceding the Final Payment Date for such Class at such Bondholder's address appearing in the Bond Register and to each Rating Agency, and also to the Company, the Manager and the Owner Trustee.

         (b) All notices of final payment in respect of a Class of Bonds shall state (i) the Final Payment Date for such Bonds, (ii) the amount of the final payment for such Bonds and (iii) the place where such Bonds are to be surrendered for payment.

         (c) Notice of final payment of the Bonds shall be given by the Indenture Trustee in the name and at the expense of the Indenture Trustee. Failure to give notice of final payment, or any defect therein, to any Bondholder shall not impair or affect the validity of the final payment of any other Bond.

         Section 2.12.     Compliance with Withholding Requirements and
                           Reporting.

         Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all Federal withholding requirements with respect to payments to Bondholders of interest, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Bondholders shall not be required for any such withholding.

         The Indenture Trustee shall (i) cause to be prepared and forwarded to Holders of the Bonds and (ii) cause to be prepared and filed with the Internal Revenue Service Form 1099 at the time or times and in the manner required by the Code.

         Section 2.13.     Cancellation.

         The Issuer may at any time deliver to the Bond Registrar for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Bond Registrar.

         All Bonds delivered to the Indenture Trustee for payment shall be forwarded to the Bond Registrar. All such Bonds and all Bonds surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Bond Registrar in accordance with its customary procedures.

         Section 2.14      Book-Entry Bonds.

         (a) The Book-Entry Bonds shall be delivered as one or more Bonds held by the Book-Entry Custodian or, if appointed to hold such Bonds as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided in Section 2.14(c), (d) or (e) below, transfer of such Bonds may not be registered by the Bond Registrar unless such transfer is to a successor Depository that agrees to hold such Bonds for the respective Bond Owners with Ownership Interests therein. Except as provided in Section 2.14(c), (d) or (e) below, such Bond Owners shall hold and transfer their respective Ownership Interests in and to such Bonds through the Book-Entry facilities of the Depository and, except as provided in Section 2.14(c), (d) or
(e) below, shall not be entitled to definitive, fully registered Bonds ("Definitive Bonds") in respect of such Ownership Interests. All transfers by Bond Owners of their respective Ownership Interests in the Book-Entry Bonds to be held by the related transferees as Book-Entry Bonds shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Bond Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Bonds of Bond Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book- Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Company, the Manager, the Owner Trustee, the Indenture Trustee, the Master Servicer and the Special Servicer any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Bonds held as Book-Entry Bonds by the Book-Entry Custodian.

         (b) The Company, the Manager, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer and the Bond Registrar may for all purposes, including the making of payments due on the Book-Entry Bonds, deal with the Depository as the authorized representative of the Bond Owners with respect to such Bonds for the purposes of exercising the rights of Bondholders hereunder. The rights of Bond Owners with respect to the Book-Entry Bonds shall be limited to those established by law and agreements between such Bond Owners and the Depository Participants and brokerage firms representing such Bond Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Bonds with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Bond Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Bondholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Company advises the Indenture Trustee and the Bond Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book- Entry Bonds (or any portion thereof), and (B) the Company is unable to locate a qualified successor, or (ii) the Company at its option advises the Indenture Trustee and the Bond Registrar in writing that it elects to terminate the Book-Entry system through the Depository with respect to the Book-Entry Bonds (or any portion thereof), the Bond Registrar shall notify all affected Bond Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Bond to such Bond Owners requesting the same. Upon surrender to the Bond Registrar of the Book-Entry Bonds (or any portion thereof) by the Book-Entry Custodian or the Depository, as applicable, and the delivery of registration instructions from the Depository for registration of transfer (which surrender and delivery the Indenture Trustee shall use reasonable efforts to cause to occur), the Issuer shall execute, and the Bond Registrar shall authenticate and deliver, the Definitive Bonds in respect of such Bonds to the Bond Owners identified in such instructions. None of the Company, the Manager, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer or the Bond Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

         (d) Subject to the provisions of Section 2.05 governing registration of transfer and exchange, the Bond Owners may transfer their respective Ownership Interests in and to the Book-Entry Bonds as, and may exchange their respective Book-Entry Bonds for, Bonds in the form of Definitive Bonds. If (i) any Bond Owner that wishes to so transfer or exchange its Book-Entry Bonds, or any Bond Owner that is required by Section 2.14(b) to transfer its Book-Entry Bonds in the form of Definitive Bonds, notifies the Indenture Trustee and the Bond Registrar of such transfer or exchange and (ii) transfers such Book-Entry Bonds to the

Bond Registrar, in its capacity as such, through the Book-Entry facilities of the Depository, then the Book- Entry Custodian shall decrease the balance of such Book-Entry Bonds or, the Indenture Trustee shall use reasonable efforts to cause the surrender to the Bond Registrar of such Book-Entry Bonds by the Book-Entry Custodian or the Depository, as applicable, and thereupon, the Indenture Trustee shall execute and the Bond Registrar shall authenticate and deliver to such Bond Owner or its designee one or more Definitive Bonds of the same Class in authorized denominations and with a like aggregate Percentage Interest. Neither the Indenture Trustee nor the Bond Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article II of this Indenture or under applicable law with respect to any transfer of any Bond, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article II applicable with respect to changes in registration of record ownership of Bonds in the Bond Registrar. The Indenture Trustee and the Bond Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners made in violation of applicable restrictions.

         (e) Subject to the provisions of Section 2.05 governing registration of transfer and exchange, Class F Bonds (i) held as Definitive Bonds may be transferred in the form of Book-Entry Bonds in reliance on Rule 144A under the Securities Act to one or more Qualified Institutional Buyers that are acquiring such Definitive Bonds for their own accounts or for the accounts of other Qualified Institutional Buyers and (ii) held as Definitive Bonds by a Qualified Institutional Buyer for its own account or for the account of another Qualified Institutional Buyer may be exchanged for Book-Entry Bonds, in each case upon surrender of such Bonds for registration of transfer or exchange at the offices of the Bond Registrar maintained for such purpose. Whenever any such Bonds are so surrendered for transfer or exchange, either the Book-Entry Custodian shall increase the balance of the related Book-Entry Bonds or the Issuer shall execute and the Bond Registrar shall authenticate and deliver, as provided in Section 2.14(a), the Book-Entry Bonds for which such Bonds were transferred or exchanged, as necessary and appropriate. No Holder of Definitive Bonds other than a Qualified Institutional Buyer holding such Bonds for its own account or for the account of another Qualified Institutional Buyer may exchange such Bonds for Book-Entry Bonds. Further, any Bond Owner of a Book-Entry Bond other than any such Qualified Institutional Buyer shall notify the Indenture Trustee and the Bond Registrar of its status as such and shall transfer such Book-Entry Bond to the Bond Registrar, in its capacity as such, through the Book-Entry facilities of the Depository, whereupon, and also upon surrender to the Bond Registrar of such Book-Entry Bond by the Book-Entry Custodian or the Depository, as applicable (which surrender the Indenture Trustee shall use reasonable efforts to cause to occur), the Issuer shall execute and the Bond Registrar shall authenticate and deliver to such Bond Owner or such Bond Owner's nominee one or more Definitive Bonds of the same Class in authorized denominations and with a like aggregate Percentage Interest.

         (f) Upon the issuance of Definitive Bonds for purposes of evidencing ownership of any Bonds formerly held as Book-Entry Bonds, the registered holders of such Definitive Bonds shall be recognized as Bondholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Bonds.

         (g) The Depositor shall provide an adequate inventory of Definitive Bonds to the Indenture Trustee.

                                   ARTICLE III

                           SATISFACTION AND DISCHARGE

         Section 3.01.     Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for, including any rights of transfer or exchange of Bonds herein expressly provided for, (ii) in the case of clause
(1)(B) below, the rights of the Bondholders hereunder to receive payment of the Bond Principal Balance of and interest on the Bonds and any other rights of the Bondholders hereunder, and (iii) the provisions of Section 3.02, when

         (1) either (A) all Bonds theretofore authenticated and delivered (other than (i) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (ii) Bonds for which payment of money has theretofore been deposited in the Bond Account by the Indenture Trustee and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 5.10) have been delivered to the Bond Registrar for cancellation; or (B) all such Bonds not theretofore delivered to the Bond Registrar for cancellation (i) have become due and payable, or (ii) will become due and payable on the next Payment Date, and in the case of clause (B)(i) or
(B)(ii) above, cash in an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Bond Registrar for cancellation or sufficient to pay the Bond Principal Balance thereof and any interest thereon accrued to the date of such deposit (in the case of Bonds which have become due and payable) or to the end of the Accrual Period for the next Payment Date has been deposited with the Indenture Trustee as trust funds in trust for these purposes;

         (2) the Issuer has paid or caused to be paid all other sums payable or reasonably expected to become payable by the Issuer to the Indenture Trustee, the Owner Trustee, the Company, the Manager, the Master Servicer, the Special Servicer, each of the Rating Agencies and each of the Bondholders (in each case, if any);

         (3) the Issuer has delivered to the Indenture Trustee an Officer's Certificate of the Owner Trustee stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

         (4) the Issuer has furnished to the Indenture Trustee a Tax Opinion with respect to the actions contemplated by this Section 3.01.

         Notwithstanding the foregoing, the obligations of the Issuer to the Indenture Trustee under Section 5.04 hereof and the obligations of the Indenture Trustee to the Bondholders under Section 3.02 hereof shall survive satisfaction and discharge of this Indenture.

         Section 3.02.     Application of Trust Money.

         Subject to the provisions of Section 2.10, Section 7.01 and Section 5.10, all Cash deposited with the Indenture Trustee pursuant to Section 3.01 shall be held in the Bond Account and applied by the Indenture Trustee, in accordance with the provisions of the Bonds and this Indenture to pay the Persons entitled thereto, the interest, principal and other amounts payable on the Bonds.

                                   ARTICLE IV

                           EVENTS OF DEFAULT; REMEDIES

         Section 4.01.     Events of Default.

         "Event of Default," wherever used herein with respect to the Bonds, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) any failure to pay all interest on and principal of any Bond when the same shall have become due and payable, it being understood that, prior to the Stated Maturity of the Bonds, principal and interest will be due and payable only to the extent of the Available Amount;

                  (ii) any material default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which default shall continue unremedied for a period of 60 days after there shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Bondholders holding at least 25% of the aggregate Bond Principal Balance of the Outstanding Bonds, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (iii) the entry by a court having jurisdiction over the Issuer of (A) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state delinquency, bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of or for the Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order not stayed or dismissed and in effect for a period of more than sixty (60) consecutive days;

                  (iv) the commencement by the Issuer of a voluntary case or proceeding under any applicable federal or state delinquency, bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Issuer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of or for the Issuer or of any substantial part of the Issuer's property, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of the Issuer's inability to pay its debts generally as they become due;

                  (v) the impairment of the validity or effectiveness of this Indenture or any Grant hereunder, or the subordination or, except as permitted hereunder, termination or discharge of the lien hereof, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the Trust Estate or any interest in or proceeds of the Trust Estate, or the failure of the lien of this Indenture to constitute a valid first-priority security interest in the Trust Estate, in each case to the extent that such impairment, subordination, encumbrance or failure materially interferes with the practical realization of the benefits or security provided by this Indenture, provided, that if such impairment, subordination, the creation of such lien, or the failure of the lien on the Trust Estate to constitute such a security interest shall be susceptible of cure, no Event of Default shall arise until the continuation of any such default unremedied for a period of 30 days after receipt of notice thereof;

                  (vi) a material breach of the representations and warranties of the Issuer contained in Section 9.04 hereof; or

                  (vii) any failure by a Holder of Class G Bonds (unless, in the opinion of Independent counsel, such Bonds are classified as indebtedness for federal income tax purposes), or by any holder of Owner Trust Certificates, to maintain its status as a REIT or a QRS, which failure shall continue unremedied for a period of 60 days after there shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Bondholders holding at least 25% of the aggregate Bond Principal Balance of the Outstanding Bonds, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.

         Section 4.02.     Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, or at the direction of the Bondholders representing 66 2/3% of the aggregate Bond Principal Balance of all Outstanding Bonds affected by such Event of Default, shall declare all of the Bonds to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the unpaid Bond Principal Balance of such Bonds, together with Payable Bond Interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due in respect of the Bonds has been obtained by the Indenture Trustee as hereinafter provided in this
Article IV, the Bondholders representing 66 2/3% of the aggregate Bond Principal Balance of all Outstanding Bonds, by written notice to the Owner Trustee on behalf of the Issuer and to the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (i) all payments of principal of and interest on the
                  Bonds and all other amounts that would then be due hereunder or upon the Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                           (ii) all sums paid or advanced by the Indenture
                  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and counsel; and

                  (b) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by virtue of such acceleration, have been cured or waived as provided in Section 4.12.

         No such rescission and annulment shall affect any subsequent default or impair any right consequent thereto.

         Section 4.03.     Collection of Indebtedness and Suits for Enforcement
                            by Indenture Trustee.

         (a) If the Issuer fails to pay all amounts due upon an acceleration of the Bonds under Section 4.02 forthwith upon demand and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee, in its capacity as Indenture Trustee and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon such Bonds and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Trust Estate, wherever situated, or may institute and prosecute such non-judicial proceedings in lieu of judicial proceedings as are then permitted by applicable law.

         (b) If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Bondholders by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (c) In case (x) there shall be pending, relative to the Issuer or any Person having or claiming an ownership interest in the Trust Estate, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or shall have taken possession of the Issuer or its property or such Person or (z) there shall be pending a comparable judicial proceeding brought by creditors of the Issuer or affecting the property of the Issuer, the Indenture Trustee, irrespective of whether the principal of or interest on any Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective attorneys, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee) and of the Bondholders allowed in such proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Bondholders in any election of a trustee, a standby trustee or Person performing similar functions in any such proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Indenture Trustee on their and its behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Bondholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Bondholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Bondholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective attorneys, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee or predecessor Indenture Trustee.

         (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any related Bondholder or to authorize the Indenture Trustee to vote in respect of the claim of any Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (e) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Bondholders, and it shall not be necessary to make any Bondholder a party to any such proceedings.

         (f) In the event that the Indenture Trustee, following an Event of Default hereunder institutes proceedings to foreclose on the Trust Estate, the Indenture Trustee shall promptly give a notice to that effect to the Owner Trustee, the Manager and each Rating Agency.

         (g) All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its counsel, be for the ratable benefit of the Bondholders in respect of which such judgment has been recovered, subject to the payment priorities of Section 2.11.

         Section 4.04.     Remedies.

         If an Event of Default has occurred and is continuing, and the Bonds have been declared due and payable pursuant to Section 4.02 hereof and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may do one or more of the following:

                  (a) institute, or cause to be instituted, Proceedings for the collection of all amounts then payable on or under this Indenture with respect to the Bonds, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Trust Estate monies adjudged due;

                  (b) sell, or cause to be sold, the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by applicable law, provided, however, that the Indenture Trustee shall give the Issuer written notice of any private sale called by or on behalf of the Indenture Trustee pursuant to this Section 4.04(b) at least 10 days prior to the date fixed for such private sale;

                  (c) institute, or cause to be instituted, Proceedings from time to time for the complete or partial foreclosure with respect to the Trust Estate;

                  (d) exercise, or cause to be exercised, any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Bonds hereunder; and

                  (e) maintain possession of the Trust Estate and, in its own name or in the name of the Issuer or otherwise, collect and otherwise receive in accordance with the Servicing Agreement any money or property at any time payable or receivable on account of or in exchange for any of the assets of the Trust Estate;

provided, however, that the Indenture Trustee shall not, unless required by law, sell or otherwise liquidate all or any portion of the Trust Estate following any Event of Default except in accordance with Section 4.15.

         Section 4.05.     Application of Money Collected.

         Any money collected by the Indenture Trustee pursuant to this Article shall be deposited in the Bond Account and, on each Payment Date, to the extent not otherwise applied to cover Extraordinary Expenses and other amounts due to the Fiscal Agent, the Indenture Trustee, the Master Servicer and the Special Servicer pursuant to Section 3.05 of the Servicing Agreement, shall be applied in accordance with Section 2.10 hereof and, in case of the distribution of such money on account of the principal of or interest on the Bonds, upon presentation and surrender of the Bonds if fully paid.

         Section 4.06.     Limitation on Suits.

         Except as provided in Section 4.07, no Bondholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) such Bondholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                  (2) the Bondholders holding more than 50% in Bond Principal Balance of each Class of Outstanding Bonds shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (3) such Bondholder or Bondholders have offered to the Indenture Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding;

                  (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Bondholders holding more than 50% in Bond Principal
         Balance of each Class of Outstanding Bonds; and

                  (6) an Event of Default shall have occurred and be continuing;

it being understood and intended that no one or more of such Bondholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Bondholders, or to obtain or to seek to obtain priority or preference over any other of such Bondholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Bondholders. Subject to the foregoing restrictions, the Bondholders may exercise their rights under this Section 4.06 independently.

         Section 4.07. Unconditional Right of Bondholders to Receive Principal and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Bond at Maturity shall have the right, which is absolute and unconditional, to receive payments of interest, principal and other amounts then due on such Bond (subject to Sections 2.10 and 4.05) and to institute suit for the enforcement of any such payment (subject to Section 4.06), and such rights shall not be impaired without the consent of such Bondholder, unless a non-payment has been cured pursuant to the next to last paragraph of Section 4.02. The Issuer shall, however, be subject to only one consolidated lawsuit by the Bondholders, or by the Indenture Trustee on behalf of the Bondholders, for any one cause of action arising under this Indenture or otherwise.

         Section 4.08.     Restoration of Rights and Remedies.

         If the Indenture Trustee or any Bondholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued, waived, rescinded or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Bondholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Bondholders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Bondholders shall continue as though no such proceeding had been instituted.

         Section 4.09.     Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds in Section 2.06, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 4.10.     Delay or Omission Not Waiver.

         No delay or omission of the Indenture Trustee, or any Bondholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Indenture Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, to the extent permitted by applicable law, by the Indenture Trustee or the Bondholders, as the case may be.

         Section 4.11.     Control by Bondholders.

         The Bondholders holding more than 50% in aggregate Bond Principal Balance of the affected Classes of Outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, provided, that such direction shall not be in conflict with any rule of law or with this Indenture or involve the Indenture Trustee in personal liability and provided, further, that the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. Notwithstanding the foregoing, the Bondholders will not be required to provide, and the Indenture Trustee will not be required to obtain, a Tax Opinion in the case of a direction by the Bondholders to the Indenture Trustee, following an Event of Default, to realize upon the Trust Estate by liquidating the assets of the Trust Estate or otherwise.

         Section 4.12.     Waiver of Past Defaults.

         Prior to the acceleration of the maturity of the Bonds, the Bondholders representing 66 2/3% in aggregate Bond Principal Balance of the affected Classes of Outstanding Bonds may on behalf of the Bondholders of all the Bonds waive any past default hereunder and its consequences, except a default

                  (1) in the payment of principal of or interest on any Bond, which waiver shall require the waiver by Bondholders holding 100% in aggregate Bond Principal Balance of the Outstanding Bonds affected; or

                  (2) in respect of a covenant or provision hereof which under
         Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected, which waiver shall require the waiver by each Holder of an Outstanding Bond affected;

                  (3) depriving the Indenture Trustee or any Bondholder of a lien or the benefit of a lien, as the case may be, upon any part of the Trust Estate, which waiver shall require the consent of the Indenture Trustee or such Bondholder, as the case may be; or

                  (4) depriving the Indenture Trustee, the Master Servicer or the Special Servicer of any fee, reimbursement for any expense incurred, or any indemnification to which the Indenture Trustee, the Master Servicer or the Special Servicer is entitled, which waiver shall require the consent of the Indenture Trustee, the Master Servicer and the Special Servicer, as applicable.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs or expenses incurred by the Indenture Trustee in connection with such acceleration and prior to such waiver shall be reimbursable to the Indenture Trustee as an Extraordinary Expense from amounts on deposit in the Bond Account.

         Section 4.13.     Undertaking for Costs.

         All parties to this Indenture agree, and each Bondholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses based on time expended, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Owner Trustee on behalf of the Issuer, or to any suit instituted by the Indenture Trustee, or to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate at least 25% in aggregate Bond Principal Balance of Outstanding Bonds or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of or interest on any Bond on or after the Maturity of such Bond.

         Section 4.14.     Waiver of Stay or Extension Laws.

         The Owner Trustee on behalf of the Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Owner Trustee on behalf of the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of such law and covenants that it will not hinder, delay or impede the exercise of any power herein granted to the Indenture Trustee, but will suffer and permit the exercise of every such power as though no such law had been enacted.

         Section 4.15.     Sale of Trust Estate.

                  (a) The power to effect any public or private sale of any portion of the Trust Estate pursuant to Section 4.04 hereof shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until either the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any such sale but such waiver does not apply to any amounts to which the Indenture Trustee is otherwise entitled under Section 5.04 of this Indenture.

                  (b) The Indenture Trustee shall not sell the Trust Estate, or any portion thereof, unless:

                  (i) the Holders of Bonds representing more than 50% of the Bond Principal Balance of the Outstanding Bonds consent to, or direct the Indenture Trustee to make, such sale; or

                  (ii) the proceeds of such sale would be not less than the entire amount which would be payable to the Holders of the Bonds, in full payment thereof, in accordance with Section 4.05, on the Payment Date next succeeding the date of such sale.

                  The foregoing provisions of this Section 4.15 shall not preclude or limit the ability of the Indenture Trustee to purchase all or any portion of the Trust Estate at any sale, public or private, and the purchase by the Indenture Trustee of all or any portion of the Trust Estate at any sale shall not be deemed a sale or disposition thereof for purposes of this Section 4.15(b).

                  (c) Unless the Holders of all Outstanding Bonds have otherwise consented or directed the Indenture Trustee, at any sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (ii) of subsection (b) of this Section 4.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall in accordance with paragraph (ii) of subsection (d) of this Section 4.15 bid an amount at least $1.00 more than the highest other bid in order to preserve the Trust Estate.

                  (d) In connection with a sale of all or any portion of the Trust Estate:

                  (i) any Holder or Holders of Bonds may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Bonds or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                  (ii) the Indenture Trustee may bid for and acquire the property offered for sale in connection with any sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross sale price against the sum of (A) the amount which would be distributable to the Holders of the Bonds as a result of such sale in accordance with Section 4.05 on the Payment Date next succeeding the date of such sale and (B) the expenses of the sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Bonds in order to complete any such sale or in order for the net sale price to be credited against such Bonds, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                  (iii) the Indenture Trustee shall execute and deliver, without recourse, representation or warranty, an appropriate instrument of conveyance transferring its interest in any portion of the Trust
         Estate in connection with a sale thereof;

                  (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer's interest in any portion of the Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale; and

                  (v) no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 4.16.     Action on Bonds.

                  The Indenture Trustee's right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.

                                    ARTICLE V

                              THE INDENTURE TRUSTEE

         Section 5.01.     Certain Duties and Responsibilities.

         The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee and any Responsible Officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of the Issuer and in the name of the Issuer or in its own name or in the name of a nominee, from time to time in the Indenture Trustee's discretion, for the purpose of enforcing the rights, powers and remedies of the Issuer under the Owner Trust Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture and the Owner Trust Agreement, all as set forth in this Section.

         (a) The rights, duties and liabilities of the Indenture Trustee in respect of this Indenture shall be as follows:

                  (i) The Indenture Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture that it may deem advisable in order to enforce the provisions hereof or to take any action with respect to a default or an Event of Default hereunder, or to institute, appear in or defend any suit or other proceeding with respect hereto, or to protect the interests of the Bondholders. The Indenture Trustee shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Issuer shall prepare and file or cause to be filed, at the Issuer's expense, and the Indenture Trustee shall execute, a UCC Financing Statement, describing the Issuer as debtor, the Indenture Trustee as secured party and the Trust Estate as the collateral, in all appropriate locations in the State of Delaware promptly following the initial issuance of the Bonds, and the Issuer shall prepare and file at each such office, and the Indenture Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to each fifth anniversary of the original filing. The Issuer is hereby authorized and obligated to make, at the expense of the Issuer, all required filings and refilings of which the Issuer becomes aware, necessary to preserve the liens created by this Indenture as provided herein. The Indenture Trustee shall not be required to take any action to exercise or enforce the trusts hereby created which, in the opinion of the Indenture Trustee, shall be likely to involve expense or liability to the Indenture Trustee, unless the Indenture Trustee shall have received an agreement satisfactory to it in its sole reasonable discretion to indemnify it against such liability and expense. Except as otherwise expressly provided herein, the Indenture Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein, or in the Owner Trust Agreement or in any other instruments to be performed or observed by the Issuer or any party to the Owner Trust Agreement.

                  (ii) Subject to the other provisions of this Article V, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provisions of this Indenture, shall examine them to determine whether they are on their face in the form required by this Indenture to the extent expressly set forth herein. If any such instrument is found on its face not to conform to the requirements of this Indenture in a material manner, the Indenture Trustee shall request the party providing such instrument to have the instrument corrected, and if the instrument is not corrected to the Indenture Trustee's reasonable satisfaction, the Indenture

         Trustee will provide notice thereof to the Bondholders. The Indenture Trustee shall not incur any liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine. In administering the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereunder directly or through its agents or attorneys, provided that it shall remain liable for the acts of all such agents and attorneys. The Indenture Trustee may, at the expense of the Trust Estate consult with counsel, accountants and other professionals to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Indenture Trustee shall not have any duty to make, arrange or ensure the completion of any recording, filing or registration of any instrument or other document (including any UCC Financing Statements), or any amendments or supplements to any of said instruments or to determine if any such instrument or other document is in a form suitable for recording, filing or registration, and the Indenture Trustee shall not have any duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith.

                  (iv) Whenever in performing its duties hereunder, the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee may, in the absence of bad faith on the part of the Indenture Trustee, rely upon (unless other evidence in respect thereof be specifically prescribed herein) an Officer's Certificate of the Owner Trustee on behalf of the Issuer, and such Officer's Certificate shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it on the faith thereof.

                  (v) Except in its capacity as successor to the Master Servicer, the Indenture Trustee shall not have any obligations to see to the payment or discharge of any liens (other than the liens hereof) upon the Mortgage Loans, or to see to the application of any payment of the principal of or interest on any note secured thereby or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property. The Indenture Trustee (and any successor trustee or co-trustee in its individual capacity) nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens or encumbrances on the Mortgage Loans arising as a result of the Indenture Trustee (or such successor trustee or co-trustee, as the case may be) acting improperly in its capacity as Indenture Trustee (or such successor trustee or co-trustee, as the case may be).

                  (vi) The Indenture Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited monies or of any property or securities or the proceeds thereof that shall be released or withdrawn in accordance with the provisions hereof or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof and the Indenture Trustee shall not have any liability for the acts of other parties that are not in accordance with the provisions hereof.

         (b) The rights, duties and liabilities of the Indenture Trustee in respect of the Mortgage Loans and this Indenture, in addition to those set forth in Section 5.01(a), shall be as follows:

                  (i) except during the continuance of an Event of Default with respect to the Bonds, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) the Indenture Trustee may, in the absence of bad faith on its part, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture, to the extent expressly set forth herein.

         (c) Subject to Section 4.12 hereof, in case an Event of Default known to the Indenture Trustee with respect to the Bonds has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (d) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                  (i) this subsection shall not be construed to limit the effect of subsections (a), (b) or (c) of this Section;

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Bondholders of more than 50% (unless a lower or higher percentage of Bondholders is expressly permitted or required to authorize such action hereunder, in which case such lower or higher percentage) in aggregate Bond Principal Balance of the affected Classes of Outstanding Bonds, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Bonds; and

                  (iv) the Indenture Trustee shall not be charged with knowledge of a default in the observance of any covenant contained in Section
         9.06 unless either (i) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such default or (ii) written notice of such default shall have been given by the Issuer or by any Bondholder to and received by a Responsible Officer of the Indenture Trustee.

         Section 5.02.     Notice of Defaults.

         (a) The Indenture Trustee, promptly but not later than five (5) Business Days after a Responsible Officer of the Indenture Trustee acquires actual knowledge of the occurrence of any default under this Indenture, shall notify the Issuer, the Bondholders and the Rating Agencies of any such default, unless all such defaults known to the Indenture Trustee shall have been cured before the giving of such notice or unless the same is rescinded and annulled, or waived by the Bondholders pursuant to Section 4.02 or Section 4.12; provided that, except in the case of a default in the payment of the principal of or interest on any of the Bonds, the Indenture Trustee shall be protected in withholding such notice to the Bondholders for a period of no longer than 30 days if and so long as the board of directors, the executive committee or a trust committee composed of directors and/or Responsible Officers of the Indenture Trustee reasonably and in good faith determines that the withholding of such notice is in the best interest of the Bondholders. For the purpose of this subsection (a), the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Bonds.

         (b) The Indenture Trustee also agrees, promptly but no later than five
(5) Business Days after a Responsible Officer of the Indenture Trustee acquires actual knowledge of the occurrence of any event of default under the Management Agreement, to notify the Issuer, the Bondholders and the Rating Agencies of such event of default.

         Section 5.03.     Certain Rights of Indenture Trustee.

         Subject to the provisions of Section 5.01, in connection with this
Indenture:

         (a) the Indenture Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties as may be required by such party or parties pursuant to the terms of this Indenture;

         (b) any request or direction of the Owner Trustee on behalf of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the board of directors of the Owner Trustee may be sufficiently evidenced by a Resolution;

         (c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

         (d) the Indenture Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel rendered thereby shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

         (f) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Indenture Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

         (g) the Indenture Trustee may, at its own expense (except as otherwise provided in Section 5.04), execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys of the Indenture Trustee, provided that it shall remain liable for the acts of all such attorneys and agents;

         (h) the Indenture Trustee shall not be required to provide any surety or bond of any kind in connection with the execution or performance of its duties hereunder;

         (i) except with respect to the representations made by it in Section 5.06, the Indenture Trustee shall not make any representations as to the validity or sufficiency of this Indenture; and

         (j) the Indenture Trustee shall not at any time have any responsibility or liability with respect to the legality, validity or enforceability of the Mortgage Loans other than its failure to act in accordance with the terms of this Agreement or in its capacity as successor to the Master Servicer.

         Section 5.04.     Compensation and Reimbursement.

         (a) Subject to Section 5.04(b), the Issuer hereby agrees:

                  (1) to pay or cause to be paid to the Indenture Trustee, in accordance with the terms of the Servicing Agreement, monthly the Indenture Trustee Fee as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) to reimburse, indemnify and hold harmless the Indenture Trustee and any director, officer, employee, agent, Affiliate or Control Person of the Indenture Trustee for any loss, liability, expense or disbursements (including without limitation costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any act (including any actions taken by the Indenture Trustee or its agents pursuant to Article
                           IV) or omission on the part of the Indenture Trustee with respect to this Indenture, the Mortgage Loans or the Bonds (other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties, or as may arise from a breach of any representation or warranty of the Indenture Trustee set forth herein).

         With respect to any third party claim:

                           (i) the Indenture Trustee shall give the Issuer and
                  the Bondholders written notice thereof promptly after the Indenture Trustee shall have knowledge thereof;

                           (ii) while maintaining control over its own defense,
                  the Indenture Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

                           (iii) notwithstanding the foregoing provisions of
                  this Section 5.04(a), the Indenture Trustee shall not be entitled to reimbursement out of the Bond Account for settlement of any such claim by the Indenture Trustee entered into without the prior consent of the Issuer, which consent shall not be unreasonably withheld.

                  The Indenture Trustee agrees to fully perform its duties under this Indenture notwithstanding any failure on the part of the Issuer to make any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 5.04(a); provided, however, that (subject to Sections 5.04(b) and 5.04(c)) nothing in this Section 5.04 shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture in the event of the Issuer's failure to pay any sums due the Indenture Trustee pursuant to this Section 5.04.

         (b) The obligations of the Issuer set forth in Section 5.04(a) are nonrecourse obligations solely of the Issuer and will be payable only from the Trust Estate with respect to the Bonds. The Indenture Trustee hereby agrees that it has no rights or claims against the Issuer directly and shall only look to the Trust Estate to satisfy the Issuer's obligations under Section 5.04(a). The Indenture Trustee also hereby agrees not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer.

         (c) Upon the occurrence of an Event of Default resulting in an acceleration of maturity of the Bonds, the Indenture Trustee shall have, as security for the performance by the Issuer of its obligations under this Section 5.04, a lien ranking senior to the lien of the Bonds upon all property and funds held or collected as part of the Trust Estate. The Indenture Trustee shall not institute any proceeding seeking the enforcement of such lien against the Trust Estate unless (i) such proceeding is in connection with a proceeding in accordance with Article IV hereof for enforcement of the lien of this Indenture for the benefit of the Bondholders after the occurrence of an Event of Default (other than an Event of Default due solely to a breach of this Section 5.04) and a resulting declaration of acceleration of maturity of such Bonds that has not been rescinded and annulled, or (ii) such proceeding does not and will not result in or cause a sale or other disposition of the Trust Estate.

         Section 5.05.     Corporate Indenture Trustee Required; Eligibility.

         The Issuer hereby agrees, for the benefit of the Bondholders, that there shall at all times be an Indenture Trustee hereunder which shall be a bank (within the meaning of Section 2(a)(5) of the 1940 Act) organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority, the long term debt of which is rated one rating below the highest rated Bond but in no event lower than Aa2 by Moody's and "BBB" by S&P or is otherwise acceptable to each Rating Agency (as evidenced by written confirmation from each Rating Agency that such bank's acting as Indenture Trustee would not in and of itself result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned by such Rating Agency to the Bonds). If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Indenture Trustee shall at all times meet the requirements of Section 26(a)(1) of the 1940 Act and shall in no event be an Affiliate of the Issuer or an Affiliate of any Person involved in the organization or operation of the Issuer or be directly or indirectly controlled by the Issuer. If at any time a Responsible Officer of the Indenture Trustee becomes aware that the Indenture Trustee has ceased to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 5.06.     Authorization of Indenture Trustee.

         The Indenture Trustee represents and warrants as to itself:

                  (a) it is duly organized, validly existing and in good standing as a national banking association under the laws of the United States, has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations under and to consummate the transactions contemplated by this Agreement, and this Agreement and such other documents executed in connection herewith are the legal, valid and binding obligations of the Indenture Trustee, enforceable against it in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

                  (b) the execution and delivery of this Agreement and each other document to be executed or delivered by it in connection with this Agreement, and the performance of its obligations hereunder and thereunder by the Indenture Trustee, will not violate the provisions of its certificate of incorporation or bylaws, conflict with any provision of any law or regulation to which it is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Indenture Trustee is a party or by which it is bound, or any order or decree applicable to the Indenture Trustee, or result in the creation or imposition of any Lien on any of the Indenture Trustee's assets or property, which would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated by this Agreement or such other documents executed in connection herewith, and no consent, approval, authorization or order of or filing with or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Indenture Trustee of this Agreement or such other documents; and

                  (c) there is no action, suit or proceeding pending against the Indenture Trustee in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or the ability of the Indenture Trustee to carry out the transactions contemplated by this Agreement.

         Section 5.07. Merger, Conversion, Consolidation or Succession to Business.

         Any corporation, bank, trust company or association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation, bank, trust company or association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 5.08.     Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 5.09 and (ii) repayment to the predecessor Indenture Trustee of all unpaid fees, expenses and Advances, including interest on such Advances as provided in the Servicing Agreement under Articles III and IV thereof.

         (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Indenture Trustee required by Section 5.09 shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of its respective successor.

         (c) Upon payment to the Indenture Trustee of all costs and expenses incurred by it in connection with its removal without cause, the Indenture Trustee may be removed at any time with respect to the Bonds by the Bondholders of a majority in aggregate Bond Principal Balance of the Outstanding Bonds and notice of such action by the Bondholders shall be delivered to the Indenture Trustee and the Issuer.

         (d)      If at any time:

                  (i) the Indenture Trustee shall cease to be eligible under
         Section 5.05 or the representations of the Indenture Trustee in Section
         5.06 shall prove to be untrue in any material respect and the Indenture Trustee shall fail to resign after written request therefor by the Manager on behalf of the Issuer or Bondholders of 10% of the aggregate Bond Principal Balance of the Outstanding Bonds; or

                  (ii) the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Manager on behalf of the Issuer, by a Resolution, may remove the Indenture Trustee or (ii) subject to Section 4.13, any Bondholder may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Manager on behalf of the Issuer, by a Resolution, shall promptly remove the Indenture Trustee and appoint a successor Indenture Trustee who shall comply with the applicable requirements of Section 5.09. If, within 60 days after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee shall not have been appointed by the Manager on behalf of the Issuer and shall not have accepted such appointment in accordance with the applicable requirements of Section 5.09, then a successor Indenture Trustee shall be appointed by act of the Bondholders of more than 50% in aggregate Bond Principal Balance of the Outstanding Bonds delivered to the Owner Trustee on behalf of the Issuer and the retiring Indenture Trustee, and the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 5.09, become the successor Indenture Trustee with respect to the Bonds.

         If, within 120 days after such resignation, removal or incapacity, or the occurrence of such vacancy, no successor Indenture Trustee shall have been so appointed and accepted appointment in the manner required by Section 5.09, the resigning Indenture Trustee may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         (f) The Issuer shall give notice of any resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee by giving notice of such event to the Bondholders. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

         Section 5.09.     Acceptance of Appointment by Successor.

         In case of the appointment hereunder of a successor Indenture Trustee the successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on the request of the Manager on behalf of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of each of its fees, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, shall take such action as may be requested by the Manager on behalf of the Issuer to provide for the appropriate interest in the Trust Estate to be vested in such successor Indenture Trustee, but shall not be responsible for the recording of such documents and instruments as may be necessary to give effect to the foregoing.

         Upon request of any such successor Indenture Trustee, the Owner Trustee on behalf of the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section.

         No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

         Section 5.10.     Unclaimed Funds.

         The Indenture Trustee is required to hold any payments received by it with respect to the Bonds that are not paid to the Bondholders in trust for the Bondholders. Notwithstanding the foregoing, at the expiration of two years following the Final Payment Date for the Bonds of any Class thereof, any monies set aside in accordance with Section 2.10(b) for payment of principal, interest and other amounts on such Bonds remain unclaimed by any lawful owner thereof, such unclaimed funds and, to the extent required by applicable law, any accrued interest thereon shall be remitted to the Issuer to be held in trust by the Issuer for the benefit of the applicable Bondholder until distributed in accordance with applicable law, and all liability of the Indenture Trustee with respect to such money shall thereupon cease; provided, that the Indenture Trustee, before being required to make any such repayment, may, at the expense of the applicable Bondholder, payable out of such unclaimed funds, to the extent permitted by applicable law, and otherwise at the expense of the Issuer, cause to be published at least once but not more than three times in two newspapers in the English language customarily published on each Business Day and of general circulation, in New York, New York, a notice to the effect that such monies remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than 30 days after the date of first publication of said notice, any unclaimed balance of such monies then remaining in the hands of the Indenture Trustee will be paid to the Issuer upon its written directions to be held in trust for the benefit of the applicable Bondholder until distributed in accordance with applicable law. Any successor to the Issuer through merger, consolidation or otherwise or any recipient of substantially all the assets of the Issuer in a liquidation of the Issuer shall remain liable for the amount of any unclaimed balance paid to the Issuer pursuant to this Section 5.10.

         Section 5.11.     Illegal Acts.

         No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Indenture Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Indenture Trustee.

         Section 5.12.     Communications by the Indenture Trustee.

         The Indenture Trustee shall send to the Issuer and the Manager, within one Business Day after the Maturity thereof, if any principal of or interest on such Bonds due and payable hereunder is not paid, a written demand for payment thereof.

         Section 5.13.     Separate Indenture Trustees and Co-Trustees.

         (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting legal requirements applicable to it in the performance of its duties hereunder, the Indenture Trustee shall have the power to, and shall execute and deliver all instruments to, appoint one or more Persons to act as separate trustees or co-trustees hereunder, jointly with the Indenture Trustee, of any of the Trust Estate subject to this Indenture, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with this Indenture as shall be specified in the instrument appointing such Person but without thereby releasing the Indenture Trustee from any of its duties hereunder. If the Indenture Trustee shall request the Owner Trustee on behalf of the Issuer to do so, the Owner Trustee on behalf of the Issuer shall join with the Indenture Trustee in the execution of such instrument, but the Indenture Trustee shall have the power to make such appointment without making such request. A separate trustee or co-trustee appointed pursuant to this Section 5.13 need not meet the eligibility requirements of Section 5.05.

         (b) Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:

                  (i) the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate or co-trustee jointly, as shall be provided in the appointing instrument, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;

                  (ii) all powers, duties, obligations and rights conferred upon the Indenture Trustee, in respect of the custody of all cash deposited hereunder shall be exercised solely by the Indenture Trustee; and

                  (iii) the Indenture Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and, upon the request of the Indenture Trustee, the Owner Trustee on behalf of the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Indenture Trustee shall have the power to accept such resignation or to make such removal without making such request. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein.

         (c) Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instrument, jointly with the Indenture Trustee, and the Indenture Trustee shall take such action as may be necessary to provide for (i) the appropriate interest in the Trust Estate to be vested in such separate trustee or co-trustee, (ii) the execution and delivery of any transfer documentation or bond powers that may be necessary to give effect to transfer of the Mortgage Loans to the co-trustee. Any separate trustee or co-trustee may, at any time, by written instrument constitute the Indenture Trustee, its agent or attorney in fact with full power and authority, to the extent permitted by law, to do all acts and things and exercise all discretion authorized or permitted by it, for and on behalf of it and in its name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said separate trustee or co-trustee is necessary as provided in this Indenture.

         (d) Any notice, request or other writing, by or on behalf of any Bondholder, delivered to the Indenture Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.

         (e) Although co-trustees may be jointly liable, no co-trustee or separate trustee shall be severally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder.

                                   ARTICLE VI

                             REPORTS TO BONDHOLDERS

         Section 6.01.     Reports to Bondholders and Others.

         (a) Based solely on information provided to the Indenture Trustee by the Master Servicer and the Special Servicer pursuant to the Servicing Agreement, the Indenture Trustee shall prepare, or cause to be prepared, and mail (by first class mail) or make available in electronic format on each Payment Date, or as soon thereafter as is practicable, to the Company, each Rating Agency and each Bondholder a statement in respect of the payments made on such Payment Date setting forth to the extent applicable to each Class the information set forth in Exhibit B hereto (the "Trustee Report"). The Indenture Trustee shall promptly make each Trustee Report and Mortgage Loan information as presented in a standard CSSA loan setup file or CSSA loan periodic update file available via the Indenture Trustee's Automatic Statements Accessed by Phone ("ASAP") System and Internet website with the use of a password provided by the Indenture Trustee to such person upon receipt by the Indenture Trustee from such person of a certification in the form of Exhibit E-1 or Exhibit-2 attached hereto. The Indenture Trustee's ASAP System can be accessed by calling (312) 904-2200 and following the voice prompts to request "statement number 355" and its Internet website will be located at "www.lnbabs.com" (the "Indenture Trustee's Website") or at such other address as the Indenture Trustee shall notify the parties hereto from time to time.

         In connection with providing access to the Indenture Trustee's Website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for and shall be indemnified by the Trust Estate for all costs and expenses incurred by it in connection with any claim brought against it in connection with the dissemination of information in accordance with this Agreement.

         The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         (b) Within a reasonable period of time after the end of each calendar year (but in no event more than 60 days following the end of such calendar year), the Indenture Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Bondholder (i) a statement containing the information required to be contained in the regular monthly Trustee's Report aggregated for such calendar year or portion thereof during which such person was a Bondholder and (ii) such other customary information as the Indenture Trustee deems necessary or desirable for Bondholders to prepare their federal, state and local income tax returns including, without limitation (and to the extent provided to it by the Issuer which shall so cause such information to be provided), the amount of original issue discount accrued on the Bonds, if applicable. The obligations of the Indenture Trustee in clause (ii) of the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Bondholder in writing, the Indenture Trustee shall furnish to such Bondholder such information regarding the Mortgage Loans as such holder may reasonably request.

         Section 6.02.     Certain Communications with the Rating Agencies.

         The Indenture Trustee shall send, in the case of all material items, and shall endeavor to send, in the case of all other items, a copy of each supplement, notice, certificate, request, demand, financial statement and amortization schedule sent by it or received by it pursuant to or in connection with the Indenture or the Trust Estate or any part thereof, other than statements of the Indenture Trustee's fees and expenses sent by it to the Issuer and any other communications of a similar and solely administrative nature in the Indenture Trustee's sole opinion, to the Rating Agencies.

         Section 6.03.     Access to Certain Information.

                  (a) The Indenture Trustee shall afford to the Company, the Manager, the Owner Trustee the Master Servicer, the Special Servicer and any Holder or Holders of Bonds representing a majority of the Controlling Class (to the extent any such Holder is a different Person than the Special Servicer), and to any banking or insurance regulatory authority that may exercise authority over any Bondholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Indenture or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Indenture Trustee designated by it.

                  (b) The Indenture Trustee shall maintain at its office primarily responsible for administration of the Trust Estate and shall deliver to the Company, the Rating Agencies and, subject to the succeeding paragraph, any Bondholder or Person identified to the Indenture Trustee as a prospective transferee of a Bond or an interest therein (at the reasonable request and, except for the Rating Agencies, expense of the requesting party), copies of the following items (to the extent that such items have been delivered to the Indenture Trustee or the Indenture Trustee can cause such items to be delivered to it without unreasonable burden or expense): (i) the Prospectus, the Memorandum or disclosure document relating to the Bonds of the related Class, in the form most recently provided to the Indenture Trustee by the Company or by any Person designated by the Company; (ii) this Indenture, the Owner Trust Agreement, the Servicing Agreement, the Management Agreement, the Loan Sale Agreements and any amendments hereto or thereto; (iii) all reports prepared by, and all reports delivered to, the Indenture Trustee, the Master Servicer or the Special Servicer since the Closing Date; (iv) all Officer's Certificates delivered by the Master Servicer and the Special Servicer since the Closing Date pursuant to Section 3.13 of the Servicing Agreement and all Officer's Certificates delivered by the Owner Trust since the Closing Date pursuant to
Section 9.07 of this Indenture; (v) all reports, statements, certifications, notices or other documents caused to be delivered by the Master Servicer and the Special Servicer since the Closing Date (vi) each of the Mortgage Loan Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Indenture Trustee; and (vii) any and all Officer's Certificates and other evidence to support the Master Servicer or the Special Servicer's, as the case may be, determination that any Advance was or, if made, would be a Nonrecoverable Advance. The Indenture Trustee shall make available copies of any and all of the foregoing items upon request of any party set forth in the previous sentence. However, the Indenture Trustee shall be permitted to require of such party the payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies as are requested by such party.

                  The Indenture Trustee will make available, upon reasonable advance notice and at the expense of the requesting party, copies of the above items to any Bondholder and to prospective purchasers of Bonds; provided, that, as a condition to making such items available, the Indenture Trustee shall require (a) in the case of Bondholders, a confirmation executed by the requesting Person substantially in the form of Exhibit E-1 hereto generally to the effect that such Person is a Bondholder, is requesting the information solely for use in evaluating such Person's investment in the related Bonds and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person and such Person's prospective transferor substantially in the form of Exhibit E-2 hereto generally to the effect that such Person is a prospective purchaser of Bonds, is requesting the information solely for use in evaluating a possible investment in such Bonds and will otherwise keep such information confidential.

                  (c) The Indenture Trustee shall not be liable for any dissemination of, and shall be indemnified by the Trust Estate for, all costs and expenses incurred by it in connection with any claim brought against it in connection with information made in accordance with Section 6.03(a) or (b).

                                   ARTICLE VII

                                   REDEMPTION

         Section 7.01.     Redemption of the Bonds.

         The Bonds shall not, either individually or collectively, be subject to mandatory or optional redemption by the Issuer or any other Person after the issuance thereof.

                                  ARTICLE VIII

                       SUPPLEMENTAL INDENTURES; AMENDMENTS

         Section 8.01. Supplemental Indentures or Amendments Without Consent of Bondholders.

         Without the consent of the Bondholders, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Bonds, the Servicing Agreement or the Loan Sale Agreements, for any of the following purposes:

                  (1) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee so long as the interests of the Bondholders would not be adversely affected in any material respect;

                  (2) to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of this Indenture;

                  (3) to modify the Indenture, the Servicing Agreement or the Loan Sale Agreements as required by, or made necessary by any change in, applicable law, so long as the interests of the Bondholders would not be adversely affected in any material respect;

                  (4) to add to the covenants of the Issuer or any other Person for the benefit of the Bondholders or to surrender any right or power herein or therein conferred upon the Issuer;

                  (5) to add any additional events of default hereunder or under the Servicing Agreement, provided such action shall not adversely affect the interests of the Bondholders in any material respect;

                  (6) to evidence and provide for the acceptance of appointment by a successor Indenture Trustee, Master Servicer or Special Servicer; or

                  (7) to correct any typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or in the Bonds, the Servicing Agreement or the Loan Sale Agreements, provided such action shall not adversely affect the interests of the Bondholders in any material respect.

         No such supplemental indenture or amendment shall be effective unless
(i) the Issuer obtains a Tax Opinion and obtains an Opinion of Counsel to the effect that such supplemental indenture or amendment would not cause any of the Class A, Class B, Class C, Class D, Class E or Class F Bonds to be characterized other than as indebtedness for federal income tax purposes or cause any Class of Bonds to be deemed to have been exchanged for a new debt instrument pursuant to Treasury Regulation ss.1.001-3, and furnishes each such Opinion of Counsel to the Indenture Trustee in connection therewith, (ii) the party requesting such supplemental indenture or amendment furnishes to the Indenture Trustee and the Owner Trustee an opinion of Independent counsel that, where required above, such action will not adversely affect the interests of Bondholders, and (iii) with respect to items (1), (4), (5) and (6) above, written confirmation from each Rating Agency to the effect that such amendment will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Bonds.

         Section 8.02.     Supplemental Indentures With Consent of Bondholders.

         With the consent of the Bondholders of not less than 66 2/3% in aggregate Bond Principal Balance of the Outstanding Bonds, the Issuer and the Indenture Trustee may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Bonds, the Servicing Agreement or the Loan Sale Agreements, for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof or modifying in any manner the rights of the Bondholders hereunder or thereunder; provided that no such supplemental indenture or amendment shall be effective unless the Issuer obtains a Tax Opinion and obtains an Opinion of Counsel to the effect that such supplemental indenture or amendment would not cause any any of the Class A, Class B, Class C, Class D, Class E or Class F Bonds to be characterized other than as indebtedness for federal income tax purposes or cause any Class of Bonds to be deemed to have been exchanged for a new debt instrument pursuant to Treasury Regulation 1.001-3 and, furnishes each such Opinion of Counsel to the Indenture Trustee in connection therewith; and provided, further, that no such supplemental indenture or amendment shall, without the consent of the Bondholders of 100% in aggregate Bond Principal Balance of the Outstanding Bonds affected thereby,

                  (1) change the Stated Maturity or the Payment Date of any principal, interest or other amount on any Bond, or reduce the Bond Principal Balance thereof or the Bond Interest Rate thereon, or authorize the Indenture Trustee to agree to delay the timing of, or reduce the payments to be made on or in respect of, the Mortgage Loans except as provided herein or in the Servicing Agreement or the Loan Sale Agreements, or change the coin or currency in which the principal of any Bond or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

                  (2) reduce the percentage of the then aggregate Bond Principal Balance of the Outstanding Bonds, the consent of whose Bondholders is required for any such supplemental indenture or amendment, or the consent of whose Bondholders is required for any waiver of defaults hereunder and their consequences provided for in this Indenture, or for any other reason under this Indenture (including for actions taken by the Indenture Trustee pursuant to Section 5.01(a) hereof);

                  (3) change any obligation of the Issuer or the Owner Trustee to maintain an office or agency in the places and for the purposes specified in Section 9.01;

                  (4) except as otherwise expressly provided in this Indenture, deprive any Bondholder of the benefit of a first priority security interest in the Trust Estate as provided in this Indenture;

                  (5) modify Section 2.10; or

                  (6) release from the lien of the Indenture (except as specifically permitted hereby on the date of execution hereof) all or any part of the Trust Estate.

         It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 8.03.     Delivery of Supplements and Amendments.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture or amendment pursuant to the provisions hereof, the Indenture Trustee, at the expense of the Issuer payable out of the Trust Estate pursuant to Section 5.04, shall furnish a notice setting forth in general terms the substance of such supplemental indenture or amendment to the Rating Agencies and to each Bondholder at the address for such Bondholder set forth in the Bond Register.

         Section 8.04.     Execution of Supplemental Indentures, etc.

         In executing, or accepting the additional trusts created by, any supplemental indenture or amendment permitted by this Article or in accepting the modifications thereby of the trusts created by this Indenture or in giving any consent to any modification of any Mortgage Loan under Section 5.01(a) hereunder, the Indenture Trustee shall be entitled to receive, at the Issuer's expense payable out of the Trust Estate pursuant to Section 5.04, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture, amendment or modification is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment or consent to any such modification which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                   ARTICLE IX

                              COVENANTS; WARRANTIES

         Section 9.01.     Maintenance of Office or Agency.

         The Issuer shall maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The Owner Trustee on behalf of the Issuer shall give prompt written notice to the Indenture Trustee and the Bondholders of the location, and any change in the location, of such office or agency.

         Section 9.02.     Existence.

         Subject to Section 9.08, the Issuer will keep in full effect its existence, rights and franchises under the laws of its jurisdiction of organization, and the existence, rights and franchises (if any) of the Issuer under the laws of its jurisdiction of organization.

         Section 9.03.     Payment of Taxes and Other Claims.

         The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, or shown to be due on the tax returns filed by the Owner Trustee on behalf of the Issuer, except any such taxes, assessments, governmental charges or claims which the Owner Trustee on behalf of the Issuer is in good faith contesting in appropriate proceedings and with respect to which reserves are established if required in accordance with GAAP, provided, that such failure to pay or discharge will not cause a forfeiture of, or a lien to encumber, any property included in the Trust Estate. The Owner Trustee, in its individual capacity, shall not be liable for any such taxes, assessments, governmental charges or claims. The Indenture Trustee is authorized to pay out of the Bond Account, prior to making payments on the Bonds, any such taxes, assessments, governmental charges or claims which, as determined by the Master Servicer, if not paid, would cause a forfeiture of, or a lien to encumber, any property included in the Trust Estate.

         Section 9.04.     Validity of the Bonds; Title to the Trust Estate;
                           Lien.

         (a) The Issuer represents and warrants that the Issuer is duly authorized under applicable law and the Owner Trust Agreement to create and issue the Bonds, to execute and deliver this Indenture, the other documents referred to herein to which it is a party and all instruments included in the Trust Estate which it has executed and delivered, and that all corporate action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained. The Bonds, when issued, will be, and this Indenture and such other documents are, valid and legally binding obligations of the Issuer enforceable in accordance with their terms.

         (b) The Issuer represents and warrants that, immediately prior to its Grant of the Trust Estate provided for herein, it had good title to, and was the sole owner of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest.

         (c) The Issuer represents and warrants that, upon the issuance of the Bonds, the Indenture Trustee has a valid and enforceable first priority security interest in the Trust Estate, subject only to exceptions permitted hereby.

         (d) The Issuer represents and warrants that the Indenture is not required to be qualified under the 1939 Act and that the Issuer is not required to be registered as an "investment company" under the 1940 Act.

         Section 9.05      Protection of Trust Estate.

         The Issuer and, to the extent directed by the Issuer or the Bondholders representing greater than 50% of the aggregate Bond Principal Balance of all the Bonds, the Indenture Trustee will from time to time execute and deliver all such amendments and supplements hereto (subject to Sections 8.01 and 8.02) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

         (a) Grant more effectively all or any portion of the Trust Estate securing the Bonds;

         (b) maintain or preserve the lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

         (c) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

         (d) enforce any of the Mortgage Loans included in the Trust Estate; or

         (e) preserve and defend title to the Trust Estate securing the Bonds and the rights of the Indenture Trustee, and of the Bondholders, in the Trust Estate against the claims of all Persons and parties.

         The Issuer hereby designates the Indenture Trustee, its agent and attorney-in-fact, to execute any financing statement, continuation statement or other instrument required pursuant to this Section 9.05; provided that, subject to and consistent with Section 5.01, the Indenture Trustee will not be obligated to prepare or file any such statements or instruments.

         Section 9.06.     Negative Covenants.

         The Issuer shall not:

         (a) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Estate, except as expressly permitted by this Indenture;

         (b) dissolve or liquidate in whole or in part, except as provided in
Section 9.08.

         (c) engage, directly or indirectly, in any business other than that arising out of the issue of the Bonds, and the actions contemplated or required to be performed under this Indenture, the Owner Trust Agreement or the Servicing Agreement;

         (d) except with respect to Advances, incur, create or assume any indebtedness other than the Bonds;

         (e) make or permit to remain outstanding, any loan or advance to, or own or acquire any stock or securities of, any Person other than the Mortgage Loans and any other instruments constituting part of the Trust Estate;

         (f) voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding;

         (g) permit transfers of the Owner Trust Certificates to any Person except in accordance with the Owner Trust Agreement; or

         (h) act or fail to act in a manner that could cause it to lose its status as a QRS.

         Section 9.07.     Statement as to Compliance.

         The Issuer shall deliver to the Indenture Trustee and to each Rating Agency, within 120 days after the end of each calendar year, an Officer's Certificate of the Owner Trustee stating that, in the course of the performance by the officer executing such Officer's Certificate of such officer's present duties as an officer of the Owner Trustee, such officer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute an Event of Default after notice or lapse of time or both and that to the best of the officer's knowledge, (a) the Issuer has fulfilled all of its obligations under this Indenture in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status thereof.

         Section 9.08.     Issuer may Consolidate, Etc., only on Certain Terms.

         (a) The Issuer shall not consolidate or merge with or into any other Person or convey or transfer the Trust Estate to any Person without the consent of Bondholders with an aggregate Bond Principal Balance of not less than 66 2/3% of the aggregate Bond Principal Balance of the Outstanding Bonds and unless:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer the Trust Estate (the "Successor Person"), shall be a Person organized and existing under the laws of the United States of America or any State, shall be, or shall in its entirety be treated as part of, a REIT or a QRS and shall have expressly assumed, executed and delivered to the Indenture Trustee, the obligation (to the same extent as the Issuer was so obligated) to make payments of principal, interest and other amounts on all of the Bonds, and the obligation to perform every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;

                  (iii) the Issuer shall have caused the Indenture Trustee to have received written confirmation from each Rating Agency to the effect that the consummation of such transaction will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Bonds;

                  (iv) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer comply with and satisfy all conditions precedent relating to the transactions set forth in this Section 9.08;

                  (v) the Successor Person shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that, with respect to a Successor Person that is a corporation, partnership or trust, such Successor Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Successor Person is organized; that the Successor Person has sufficient power and authority to assume the obligations set forth in clause (i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligation; that the Successor Person has duly authorized the execution, delivery and performance of any indenture supplemental hereto for the purpose of assuming such obligations; that the Successor Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of the Successor Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor's rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); that no consent, approval, authorization or order of any state or federal court, agency or other governmental body is required for the Successor Person to assume the obligations set forth in clause (i) above except such as have been obtained; that the obligations set forth in clause (i) above will not breach or constitute a default or an event which with the passing of time or notification or both would constitute a default under, the organizational documents of the Successor Person or any state or federal statute; that there are no actions, proceedings or investigations pending or threatened against the Successor Person before any court, administrative agency or other tribunal that might materially and adversely affect the performance by the Successor Person of its obligations set forth in clause (i) above; and that, immediately following the event which causes the Successor Person to become the Successor Person, (A) the Successor Person has good and marketable title, free and clear of any lien, security interest or charge other than the lien and security interest of this Indenture and any other lien permitted hereby to the assets of the Trust Estate and (B) the Indenture Trustee continues to have a perfected first priority security interest in the assets of the Trust Estate; and

         (b) Upon any consolidation or merger, or any conveyance or transfer of the Trust Estate securing the Bonds, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Issuer herein. In the event of any such conveyance or transfer of the Trust Estate permitted by this Section 9.08, the Person named as the "Issuer" in the first paragraph of this Indenture, or any successor that shall theretofore have become such in the manner prescribed in this Article and that has thereafter effected such a conveyance or transfer, may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all of the then Outstanding Bonds and from its obligations under this Indenture.

         (c) Without limiting the restrictions imposed by clause (g) of Section 9.06, nothing in this Section shall prohibit the sale or transfer of the Owner Trust Certificates.

         Section 9.09      Purchase of Bonds.

         The Issuer may reacquire Bonds, in its discretion, by open market purchases in privately negotiated transactions or otherwise.

         Section 9.10. Performance of Issuer's Duties by the Owner Trustee and Manager.

         (a) The duties of the Issuer will be performed on behalf of the Issuer by the Owner Trustee pursuant to the Owner Trust Agreement or the Manager pursuant to the Management Agreement. The Owner Trustee on behalf of itself and the Issuer agrees not to permit any modification of the Owner Trust Agreement or the Management Agreement without the consent of the Bondholders representing greater than 50% of the aggregate Bond Principal Balance of the Outstanding Bonds.

         (b) Any successor to the Owner Trustee appointed pursuant to the terms of the Owner Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

         Section 9.11.     Payment of Rating Agency Fees.

         The Issuer agrees to pay solely out of the Trust Estate the ongoing fees of the Rating Agencies in connection with the Bonds (which will be payable in December of each year, commencing in 1998), and the Indenture Trustee is authorized and instructed to effect such payments out of the Bond Account prior to making payments on the Bonds.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01.    Execution Counterparts.

         This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.02.    Compliance Certificates and Opinions, etc.

         Upon any application or request by the Owner Trustee on behalf of the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Owner Trustee on behalf of the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

         Section 10.03.    Form of Documents Delivered to Indenture Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Owner Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Owner Trustee, stating that the information with respect to such factual matters is in the possession of the Owner Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that any Person shall deliver any document as a condition of the granting of such application, or as evidence of such Person's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of such Person to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article V.

         Section 10.04.    Acts of Bondholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Owner Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Section. With respect to authorization to be given or taken by Bondholders, the Indenture Trustee shall be authorized to follow the written directions or the vote of Bondholders of Bonds representing more than 50% of the aggregate Bond Principal Balance of the affected Classes of Outstanding Bonds, unless any greater or lesser percentage is required by the terms hereunder.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The Bond Principal Balance and serial numbers of Bonds held by any Person, and the date of holding the same, shall be proved by the Bond Register.

         (d) Any request, demand, authorization, direction, notice, consent, election, declaration, waiver or other act of any Bondholder shall bind every future Bondholder of the same Bond and the Bondholder of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

         Section 10.05.    Computation of Percentage of Bondholders.

         Whenever this Indenture states that any action may be taken by a specified percentage of the Bondholders, such statement shall mean that such action may be taken by the Bondholders of such specified percentage of the aggregate Bond Principal Balance of the Outstanding Bonds.

         Section 10.06. Notice to the Indenture Trustee, the Issuer and Certain Other Persons.

         Any communication provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by telecopier and confirmed in a writing delivered or mailed as aforesaid, to: (i) in the case of the Issuer (or the Owner Trustee on behalf of the Issuer), c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, telecopy number: (302) 651-8882, telephone number: (302) 651-1284 (with copies to the Company, 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, Attention: Richard Johnson, facsimile number: (714) 438-2150, telephone number (714) 438-2023; (ii) in the case of the Indenture Trustee, LaSalle National Bank, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group-Impac CMB Trust 1998-C1, facsimile number: (312) 904-2084, and (iii) in the case of each Rating Agency, the address of such Rating Agency specified in the Servicing Agreement, or, as to each such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

         Section 10.07. Notices to Bondholders; Notification Requirements and Waiver.

         Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given if in writing and delivered by courier or mailed by first-class mail, postage prepaid; to each Bondholder affected by such event, at its address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is delivered or mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular courier and mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give any such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a default or Event of Default.

         Section 10.08.    Successors and Assigns.

         All covenants and agreements in this Indenture by the Owner Trustee on behalf of the Issuer shall bind its successors and permitted assigns, whether so expressed or not.

         Section 10.09.    Separability Clause.

         In case any provision of this Indenture or of the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the extent permitted by law, not in any way be affected or impaired thereby.

         Section 10.10.    Governing Law.

         (A) THIS INDENTURE AND THE BONDS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) Any action or proceeding against any of the parties hereto relating in any way to this Indenture or any Bond or the Trust Estate may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Owner Trustee on behalf of the Issuer irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Owner Trustee on behalf of the Issuer hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum. As long as any of the Bonds remain Outstanding, service of process upon the Owner Trustee on behalf of the Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service upon the Issuer in any such legal action or proceeding.

         Section 10.11.    Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 10.12.    Benefits of Indenture.

         Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Bondholders and any other party secured hereunder or named as a beneficiary of any provision hereof, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 10.13.    Recording of Indenture.

         If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by and at the expense of the Issuer and accompanied by an Opinion of Counsel (which may be rendered by counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee and which shall be an expense of the Issuer) to the effect that such recording is necessary either for the protection of the Bondholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 10.14.    Trust Obligation.

         No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Bonds or under this Indenture (other than with respect to Permitted Investments as to which such Person is the issuer) or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer, the Company or the Manager in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee, agent or Control Person of the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer, the Company or the Manager in its individual capacity, any holder of a beneficial interest in the Issuer or of any successor or assignee of the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer, the Company or the Manager in its individual capacity, except as any such Person may have expressly agreed (it being understood that none of the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer, the Company or the Manager has any such obligations in its individual capacity).

         Section 10.15.    Inspection.

         The Owner Trustee agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Owner Trustee's normal business hours, to examine all the books of account, records, reports, and other papers of the Owner Trustee relating to the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Owner Trustee's affairs, finances and accounts relating to the Issuer with the Owner Trustee's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         Section 10.16.    Method of Payment.

         Except as otherwise provided in Section 2.10(b), all amounts payable or to be remitted pursuant to this Indenture shall be paid or remitted or caused to be paid or remitted in immediately available funds by wire transfer to an account specified in writing by the recipient thereof and if not so specified by the end of the preceding calendar month, then by check.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                IMPAC CMB TRUST 1998-C1
                                by Wilmington Trust Company, not in its
                                individual capacity but solely as Owner Trustee



                                By: /s/ James Lawlor
                                    -------------------------------
                                Name:   James Lawlor
                                Title:  Vice President


                                LASALLE NATIONAL BANK
                                as Indenture Trustee



                                By: /s/ Michael Evans
                                    ------------------------------
                                Name:   Michael Evans
                                Title:  First Vice President

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )

         On this __th day of August, 1998, before me, the undersigned officer, personally appeared __________________, and acknowledged himself to me to be the Vice President of Wilmington Trust Company, acting in its capacity as Owner Trustee, and that as such officer, being duly authorized to do so pursuant to such entity's by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by himself or herself as such officer as his or her free and voluntary act and deed and the free and voluntary act and deed of said entity.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                        ----------------------------------
                                        Notary Public


NOTARIAL SEAL

STATE OF NEW YORK     )
                      ): ss.:
COUNTY OF NEW YORK    )

         On this __th day of August, 1998, before me, the undersigned officer, personally appeared ___________________, and acknowledged himself to me to be the Vice President of LaSalle National Bank, and that as such officer, being duly authorized to do so pursuant to such entity's by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by himself or herself as such officer as his or her free and voluntary act and deed and the free and voluntary act and deed of said entity.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                  -----------------------------
                                                  Notary Public


NOTARIAL SEAL

                                    EXHIBIT A

                            FORM OF CLASS _____ BOND

                             IMPAC CMB TRUST 1998-C1
                          COLLATERALIZED MORTGAGE BONDS



Bond Interest Rate: _____%                       Bond Principal Balance of the Class A-1A
                                                 Bonds as of the Closing Date:
                                                 $_______________

Date of Indenture:  As of August 1, 1998         Initial Bond Principal Balance of this
                                                 Class A-1A Bond as of the Closing Date:
                                                 $_______________

Cut-off Date: August 1, 1998

Closing Date: August 26, 1998                    Initial Aggregate Bond Principal Balance
                                                 as of the Closing Date:
                                                 $_______________

First Payment Date: September 21, 1998

Issuer: Impac CMB Trust 1998-C1

Indenture Trustee: LaSalle National Bank         Registered Holder:

Owner Trustee: Wilmington Trust Company

Bond No. __

NO TRANSFER OF THIS BOND OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS BOND OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 2.05 OF THE INDENTURE REFERRED TO HEREIN.

BECAUSE THE TRUST ESTATE SECURING THIS BOND AND OTHER BONDS OF THE SAME SERIES HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"), THIS BOND IS SUBJECT TO FURTHER TRANSFER RESTRICTIONS ASSOCIATED THEREWITH.

THIS BOND REPRESENTS A NON-RECOURSE OBLIGATION OF THE ISSUER AND WILL BE PAID SOLELY FROM THE COLLATERAL SECURING THIS BOND. NEITHER THIS BOND NOR THE COLLATERAL THEREFOR IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON.

PAYMENTS IN REDUCTION OF THE BOND PRINCIPAL BALANCE OF THIS BOND MAY BE MADE MONTHLY AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING BOND PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that the Registered Holder specified on the first page hereof is the registered owner of this Bond which is one of a series of collateralized mortgage bonds (collectively, the "Bonds") issued by the Issuer referred to above in multiple classes (each, a "Class") pursuant to the Indenture referred to above (the "Indenture"), between the Issuer and the Indenture Trustee referred to above, on behalf of the holders of the Bonds (the "Bondholders"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Indenture. This Bond is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Bond by virtue of the acceptance hereof assents and by which such Holder is bound.

          The Issuer, for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the principal sum set forth on the first page hereof no later than the Stated Maturity.

          Pursuant to the terms of the Indenture, payments will be made on the Class of Bonds to which this Bond belongs, pro rata among the Bonds of such class based on their respective Bond Principal Balance, on the Payment Date, commencing on the first Payment Date specified above, to the Person in whose name this Bond is registered at the close of business on the related Record Date. All payments made under the Indenture on this Bond will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Bondholder shall have provided the Indenture Trustee with wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of such Bondholder as it appears in the Bond Register. Notwithstanding the foregoing, the final payment on this Bond will be made in like manner, but only upon presentation and surrender of this Bond at the offices of the Indenture Trustee or such other location specified in the notice to the Holder hereof of such final payment. Notwithstanding anything herein to the contrary, no payments will be made with respect to a Bond that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

          The Bonds are limited in right of payment to certain distributions on the Mortgage Loans, all as more specifically set forth herein and in the Indenture. As provided in the Indenture, withdrawals from the Bond Account may be made from time to time for purposes other than, and, in certain cases, prior to, payments to Bondholders, such purposes including the reimbursement of certain expenses incurred by the Indenture Trustee under the Indenture.

          Any payment to the Holder of this Bond in reduction of the Bond Principal Balance hereof is binding on such Holder and all future Holders of this Bond and any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such payment is made upon this Bond.

          The Class of Bonds to which this Bond relates are issuable in fully registered form only without coupons in minimum denominations specified in the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, this Bond is exchangeable for new Bonds of the same Class in authorized denominations evidencing the same aggregate Bond Principal Balance, as requested by the Holder surrendering the same.

          No transfer of this Bond or any interest herein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds, insurance company general separate accounts and other entities in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or to any Person who is directly or indirectly purchasing such Bond or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if any such transfer will result in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Accordingly, each purchaser of this Bond will be deemed to represent and warrant that either (i) no part of the assets to be used by it to acquire and hold this Bond constitutes assets of any Plan or (ii) one or more statutory or administrative exemptions applies, such that its acquisition and holding of this Bond does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register upon surrender of this Bond for registration of transfer at the offices of the Bond Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Bond Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of the same Class in authorized denominations evidencing the same aggregate Bond Principal Balance will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Bond, but the Indenture Trustee or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Bond.

          The Company, the Owner Trustee, the Indenture Trustee, the Bond Registrar and any agent thereof may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, and none of the Company, the Owner Trustee, the Indenture Trustee, the Bond Registrar or any such agent shall be affected by notice to the contrary.

          The Indenture will be discharged (except with respect to certain continuing rights specified in the Indenture) (a)(1) upon the delivery to the Indenture Trustee for cancellation of all of the Bonds other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in the Indenture or (2) at such time as all Bonds not previously canceled by the Indenture Trustee have become, or, on the next

Payment Date, will become, due and payable or called for redemption and the Issuer shall have deposited with the Indenture Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture.

          Without the consent of the Bondholders, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, or one or more amendments to the Indenture or to the Bonds, the Servicing Agreement or the Loan Sale Agreements, for any of the following purposes: (1) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee so long as the interests of the Bondholders would not be adversely affected in any material respect; (2) to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of the Indenture; (3) to modify the Indenture, the Servicing Agreement or the Loan Sale Agreements as required by, or made necessary by any change in, applicable law, so long as the interests of the Bondholders would not be adversely affected in any material respect; (4) to add to the covenants of the Issuer or any other Person for the benefit of the Bondholders or to surrender any right or power herein or therein conferred upon the Issuer; (5) to add any additional events of default hereunder or under the Servicing Agreement, provided such action shall not adversely affect the interests of the Bondholders in any material respect; (6) to evidence and provide for the acceptance of appointment by a successor Indenture Trustee, the Fiscal Agent, Master Servicer or Special Servicer; or (7) to correct any typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or in the Bonds, the Servicing Agreement or the Loan Sale Agreements, provided such action shall not adversely affect the interests of the Bondholders in any material respect.

          No such supplemental indenture or amendment shall be effective unless
(i) the Issuer obtains a Tax Opinion and obtains an Opinion of Counsel to the effect that such supplemental indenture or amendment would not cause any of the Class A, Class B, Class C, Class D, Class E or Class F Bonds to be characterized other than as indebtedness for federal income tax purposes or cause any Class of Bonds to be deemed to have been exchanged for a new debt instrument pursuant to Treasury Regulation 1.001-3, and furnishes each such Opinion of Counsel to the Indenture Trustee in connection therewith, and (ii) the party requesting such supplemental indenture or amendment furnishes to the Indenture Trustee and the Owner Trustee an opinion of Independent counsel that, where required above, such action will not adversely affect the interests of Bondholders in any material respect.

          With the consent of the Bondholders of not less than 66 2/3% in aggregate Bond Principal Balance of the Outstanding Bonds, the Issuer and the Indenture Trustee may enter into one or more indentures supplemental to the Indenture, or one or more amendments to the Indenture or hereto, the Servicing Agreement or the Loan Sale Agreements, for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof or modifying in any manner the rights of the Bondholders hereunder or thereunder; provided that no such supplemental indenture or amendment shall be effective unless the Issuer obtains a Tax Opinion and obtains an Opinion of Counsel to the effect that such supplemental indenture or amendment would not cause any of the Class A, Class B, Class C, Class D, Class E or Class F

Bonds to be characterized other than as indebtedness for federal income tax purposes or cause any Class of Bonds to be deemed to have been exchanged for a new debt instrument pursuant to Treasury Regulation 1.001-3 and, furnishes each such Opinion of Counsel to the Indenture Trustee in connection therewith; and provided, further, that no such supplemental indenture or amendment shall, without the consent of the Bondholders of 100% in aggregate Bond Principal Balance of the Outstanding Bonds affected thereby, (1) change the Stated Maturity or the Payment Date of any principal, interest or other amount on any Bond, or reduce the Bond Principal Balance thereof or the Bond Interest Rate thereon, or authorize the Indenture Trustee to agree to delay the timing of, or reduce the payments to be made on or in respect of, the Mortgage Loans except as provided in the Indenture or in the Servicing Agreement or the Loan Sale Agreements, or change the coin or currency in which the principal of any Bond or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (2) reduce the percentage of the then aggregate Bond Principal Balance of the Outstanding Bonds, the consent of whose Bondholders is required for any such supplemental indenture or amendment, or the consent of whose Bondholders is required for any waiver of defaults under the Indenture and their consequences provided for in the Indenture, or for any other reason under the Indenture; (3) change any obligation of the Issuer or the Owner Trustee to maintain an office or agency in the places and for the purposes specified in Section 9.01 of the Indenture; (4) except as otherwise expressly provided in the Indenture, deprive any Bondholder of the benefit of a first priority security interest in the Trust Estate as provided in the Indenture; (5) modify Section 2.10 of the Indenture; or (6) release from the lien of the Indenture (except as specifically permitted thereby on the date of execution thereof) all or any part of the Trust Estate.

          It shall not be necessary for the consent of the Bondholders under
Section 8.02 of the Indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Unless the certificate of authentication hereon has been executed by the Bond Registrar, by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid for any purpose.

          The Registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Estate (to the extent of its rights therein) for payments hereunder.

          This Bond shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated:

                                     IMPAC CMB TRUST 1998-C1

                                     By: WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely in its capacity as Owner Trustee



                                     By:
                                               Authorized Signatory





                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-1A Bonds referred to in the within-mentioned Indenture.


Dated:

                                       LASALLE NATIONAL BANK
                                       as Bond Registrar



                                       By:
                                                  Authorized Officer

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_____________________________________________________________
_____________________________________________________________
_____________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the within Collateralized Mortgage Bond and hereby authorize(s) the registration of transfer of such Bond to assignee on the Bond Register.

          I (we) further direct the Bond Registrar to issue a new Collateralized Mortgage Bond of a like Bond Principal Balance and Class to the above named assignee and deliver such Collateralized Mortgage Bond to the following address:


Dated:


                                   Signature by or on behalf of Assignor


                                   Signature Guaranteed


                              PAYMENT INSTRUCTIONS


          The Assignee should include the following for purposes of payment:

          Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
_______________________________________________________________________ for the
account of ____________________________________________________________________.

          Payments made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to _________________
_______________________________________________________________________.


          This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                  EXHIBIT C-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                   FOR TRANSFERS OF CLASS F AND CLASS G BONDS

                                           [Date]

LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107

                  Re:      Impac CMB Trust 1998-C1
                           Collateralized Mortgage Bonds (the "Bonds")
                           -------------------------------------------

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of Class ______ Bonds having an initial aggregate Bond Principal Balance as of August __, 1998 (the "Closing Date") of $_____________ (the "Transferred Bonds"). The Bonds, including the Transferred Bonds, were issued pursuant to the Indenture, dated as of August 1, 1998 (the "Indenture"), between Impac CMB Trust 1998-C1 (the "Issuer") and LaSalle National Bank (the "Indenture Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferor hereby certifies, represents and warrants to you, as Bond Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferee, that:

                  i. The Transferor is the lawful owner of the Transferred Bonds with the full right to transfer such Bonds free from any and all claims and encumbrances whatsoever.

                  ii. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Bond, any interest in any Bond or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Bond, any interest in any Bond or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Bond, any interest in any Bond or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Bond under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Bond a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Bond pursuant to the Securities Act or any state securities laws.

                  iii. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

                  ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Bond in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

                  ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Bond in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

                  ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Bond in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

                  ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

                  iv. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

                           (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

                           (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

                           (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
                           Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

                  v. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

                  vi. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Bonds and payments thereon, (b) the nature and performance of the Mortgage Loans, (c) the Indenture and the Trust Estate, and (d) any credit enhancement mechanism associated with the Transferred Bonds, that the Transferee has requested.

                                          Very truly yours,


                                          (Transferor)


                                          By:
                                          Name:
                                          Title:

                                  EXHIBIT C-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                   FOR TRANSFERS OF CLASS F AND CLASS G BONDS

                                                [Date]

LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107


                  Re:      Impac CMB Trust 1998-C1,
                           Collateralized Mortgage Bonds (the "Bonds")
                           -------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Bonds having an initial aggregate Bond Principal Balance as of August __, 1998 (the "Closing Date") of $_____________ (the "Transferred Bonds"). The Bonds, including the Transferred Bonds, were issued pursuant to the Indenture, dated as of August 1, 1998 (the "Indenture"), between Impac CMB Trust 1998-C1 (the "Issuer") and LaSalle National Bank (the "Indenture Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferor hereby certifies, represents and warrants to you, as Bond Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferee, that:

                  1. The Transferor is the lawful owner of the Transferred Bonds with the full right to transfer such Bonds free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Bond, any interest in any Bond or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Bond, any interest in any Bond or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Bond, any interest in any Bond or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Bond under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Bond a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Bond pursuant to the Securities Act or any state securities laws.

                                            Very truly yours,


                                            (Transferor)

                                            By:
                                            Name:
                                            Title:

                                  EXHIBIT C-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                   FOR TRANSFERS OF CLASS F AND CLASS G BONDS

                                             [Date]

LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107


                  Re:      Impac CMB Trust 1998-C1,
                           Collateralized Mortgage Bonds (the "Bonds")
                           -------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ___ Bonds having an initial aggregate Bond Principal Balance as of August __, 1998 (the "Closing Date") of $______________ (the "Transferred Bonds"). The Bonds, including the Transferred Bonds, were issued pursuant to the Indenture, dated as of August 1, 1998 (the "Indenture"), between Impac CMB Trust 1998-C1 (the "Issuer") and LaSalle National Bank (the "Indenture Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferee hereby certifies, represents and warrants to you, as Bond Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Bonds is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Bonds for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Bonds may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
(a) the Transferred Bonds and payments thereon, (b) the nature and performance of the Mortgage Loans, (c) the Indenture, and (d) any credit enhancement mechanism associated with the Transferred Bonds, that it has requested.


                                           Very truly yours,


                                           (Transferee)

                                           By:
                                           Name:
                                           Title:

                                                         ANNEX 1 TO EXHIBIT C-2A
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [for Transferees other than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Bond Registrar], as Bond Registrar, with respect to the Commercial Mortgage Bonds being transferred (the "Transferred Bonds") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Bonds (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Bond in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having

_____________________

1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Bond in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)




          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Bonds are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

   ___    ___    Will the Transferee be purchasing the Transferred Bonds
   Yes    No     only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Bonds will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                    Print Name of Transferee

                                    By:
                                    Name:
                                    Title:

                                    Date:

                                                         ANNEX 2 TO EXHIBIT C-2A
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [for Transferees that are Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Bond Registrar], as Bond Registrar, with respect to the Commercial Mortgage Bonds being transferred (the "Transferred Bonds") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____   ____   Will the Transferee be purchasing the Transferred
          Yes    No     Bonds only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Bonds will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        Print Name of Transferee or Adviser

                                        By:
                                        Name:
                                        Title:

                                        IF AN ADVISER:


                                        Print Name of Transferee

                                        Date:

                                  EXHIBIT C-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF CLASS F AND CLASS G BONDS TO
                       INSTITUTIONAL ACCREDITED INVESTORS

                                           [Date]

LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107


                  Re:      Impac CMB Trust 1998-C1
                           Collateralized Mortgage Bonds (the "Bonds")
                           -------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ___ Bonds having an initial aggregate Bond Principal Balance as of August __, 1998 (the "Closing Date") of $______________ (the "Transferred Bonds"). The Bonds, including the Transferred Bonds, were issued pursuant to the Indenture, dated as of August 1, 1998 (the "Indenture"), between Impac CMB Trust 1998-C1 (the "Issuer") and LaSalle National Bank (the "Indenture Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferee hereby certifies, represents and warrants to you, as Bond Registrar, and for the benefit of the Issuer, the Indenture Trustee and the Transferor, that:

          1. The Transferee is acquiring the Transferred Bonds for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Class of Bonds to which the Transferred Bonds belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Issuer, the Indenture Trustee or the Bond Registrar is obligated so to register or qualify the Class of Bonds to which the Transferred Bonds belong, and (c) no Transferred Bond may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Bond Registrar has received either: (A) a certificate from the Bondholder desiring to effect such transfer substantially in the form attached as Exhibit C-1A to the Indenture; (B) a certificate from such Bondholder substantially in the form attached as Exhibit C-1B to the Indenture and a certificate from such Bondholder's prospective transferee substantially in the form attached either as Exhibit C-2A or as Exhibit C-2B to the Indenture; or

(C) an opinion of counsel satisfactory to the Indenture Trustee with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Bond except in compliance with the provisions of
Section 2.05 of the Indenture, which provisions it has carefully reviewed, and that each Transferred Bond will bear the following legends:

     THIS BOND HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS BOND OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2.05 OF THE INDENTURE REFERRED TO HEREIN.

     NO TRANSFER OF THIS BOND OR ANY INTEREST HEREIN MAY BE MADE (A) TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE
     "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2.05 OF THE INDENTURE REFERRED TO HEREIN.

     THIS BOND MAY NOT BE TRANSFERRED UNLESS (A) THE PROSPECTIVE TRANSFEREE FURNISHES AN OPINION OF COUNSEL WHICH ESTABLISHES THAT, UPON TRANSFER, THIS BOND WILL BE CHARACTERIZED AS INDEBTEDNESS FOR FEDERAL INCOME TAX PURPOSES OR (B) SUCH TRANSFEREE FURNISHES THE INVESTMENT REPRESENTATIONS, OPINION OF COUNSEL AND RATING AGENCY CONFIRMATIONS DESCRIBED IN THE INDENTURE.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Bond, any interest in any Bond or any other similar security to any person in any manner,
(b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Bond, any interest in any Bond or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Bond, any interest in any Bond or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Bond, any interest in any Bond or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Bond, any interest in any Bond or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Bonds under the Securities Act, would render the disposition of the Transferred Bonds a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Bonds pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Bond, any interest in any Bond or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Company and the Issuer, (b) the Transferred Bonds and payments thereon,
(c) the Indenture and the Trust Estate, (d) the nature and performance of the Mortgage Loans, and (e) all related matters, that it has requested. If the Transferee did not purchase the Transferred Bonds from the Transferor in connection with the initial issuance of the Transferred Bonds and was provided with a copy of a Private Placement Memorandum (a"Memorandum") relating to the original sales (the "Original Sales") of the Transferred Bonds by the Depositor solely for use in connection with the Original Sales and the Depositor did not participate in or facilitate in any way the acquisition of the Transferred Bonds by the Transferee from Transferee from the Transferor, and the Transferee agrees that it will look solely to the Transferor and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (x) any error or omission, or alleged error or omission, contained in the Memorandum, or (y) any information, development or event arising after the date of the Memorandum.

          6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Bonds; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                        Very truly yours,


                                        (Transferee)

                                        By:
                                        Name:
                                        Title:

                                   EXHIBIT D-1


                  SCHEDULE OF EXCEPTIONS TO LOAN FILE DELIVERY

                                   EXHIBIT D-2


                FORM OF FINAL CERTIFICATION OF INDENTURE TRUSTEE



                                             [Date]


Impac Commercial Holdings, Inc.
Impac Commercial Assets Corp.
IMH Assets Corp.
20371 Irvine Avenue, Suite 200
Santa Ana Heights, California 92707


                  Re:      Impac CMB Trust 1998-C1
                           Collateralized Mortgage Bonds (the "Bonds")
                           -------------------------------------------

Ladies and Gentlemen:

          In accordance with the provisions of Section 2.03 of the above-referenced Indenture the undersigned, as Indenture Trustee, hereby certifies that, as to each Mortgage Loan listed on the Loan Schedule (other than any such Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification) (A) all documents specified in clauses (i),(iii), (v), (vii), (viii) and (ix) to the extent that the Indenture Trustee has been instructed in writing that the documents specified in such clauses are required to be in the Mortgage Loan File relating to any Mortgage Loan) of the definition of "Mortgage Loan File" are in its possession,
(B) all documents received by it with respect to such Mortgage Loan have been reviewed by it and appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower) and relate to such Mortgage Loan, and (C) based on the examinations referred to in Section 2.03(a) and Section 2.03(b) and only as to the foregoing documents, the information set forth in such Mortgage Loan Schedule with respect to the items specified in clauses (ii), (iii), (iv), (v), (vii), (viii) and (ix) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage Loan File.

          The Indenture Trustee shall not be under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            The Indenture Trustee shall not assign, sell, dispose of or transfer any interest in the Mortgage Loans or any other asset constituting the Trust Estate (except as expressly provided herein) or knowingly permit the Mortgage Loans or any other asset constituting the Trust Estate to be subjected to any lien, claim or encumbrance arising by, through or under the Indenture Trustee or any Person claiming by, through or under the Indenture Trustee.


          Capitalized terms used herein without definition have the meanings ascribed to them in the Indenture.

                                     LASALLE NATIONAL BANK,
                                     as Indenture Trustee


                                     By:________________________________
                                     Name:
                                     Title:

                                   EXHIBIT E-1

                 FORM OF CERTIFICATE WITH RESPECT TO INFORMATION
                              REQUEST BY BONDHOLDER




                                                 [Date]

LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107

          Re:   Impac CMB Trust 1998-C1
                Collateralized Mortgage Bonds (the "Bonds")
                -------------------------------------------

          In accordance with Section 6.03 of the Indenture, dated as of August 1, 1998 (the "Indenture"), by and among Impac CMB Trust 1998-C1 as issuer (the "Issuer") and LaSalle National Bank as indenture trustee (the "Indenture Trustee"), with respect to the Bonds, the undersigned hereby certifies and agrees as follows:

          1. The undersigned is the beneficial owner of the Class ____ Bonds.

          2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 6.03 of the Indenture (the "Information") for use in evaluating its investment in the Class ____ Bonds.

          3. In consideration of the Indenture Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2), and such Information will not, without the prior written consent of the Indenture Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Bond pursuant to Section 5 of the Securities Act.

          5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Seller, the Indenture Trustee and the Trust Estate for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.


          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                  [BONDHOLDER]



                                   By:
                                   Name:
                                   Title:

                                   EXHIBIT E-2

                 FORM OF CERTIFICATE WITH RESPECT TO INFORMATION
                        REQUEST BY PROSPECTIVE PURCHASER


                                              [Date]

LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107

                  Re:      Impac CMB Trust 1998-C1
                           Collateralized Mortgage Bonds (the "Bonds")
                           -------------------------------------------


          In accordance with Section 6.03 of the Indenture, dated as of August 1, 1998 (the "Indenture"), by and between Impac CMB Trust 1998-C1 as issuer (the "Issuer") and LaSalle National Bank as indenture trustee (the "Indenture Trustee"), with respect to the Bonds, the undersigned hereby certifies and agrees as follows:

          1. The undersigned is contemplating an investment in the Class ____ Bonds.

          2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 6.03 of the Indenture (the "Information") solely for use in evaluating such possible investment.

          3. In consideration of the Indenture Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Indenture Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Bond pursuant to Section 5 of the Securities Act.

          5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Seller, the Indenture Trustee and the Trust Estate for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.


          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                       [PROSPECTIVE PURCHASER]



                                       By:
                                       Name:
                                       Title:


          The undersigned is a beneficial owner of Class __ Bonds contemplating a transfer of all or a portion of such Bonds to the prospective purchaser named above.

          [PROSPECTIVE TRANSFEREE]

          By:_______________________
          Name:
          Title:

                                    EXHIBIT F

                          FORM OF ERISA REPRESENTATION
                         FOR TRANSFERS OF CLASS F BONDS

                                             [Date]

LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107

                  Re:      Impac CMB Trust 1998-C1
                           Collateralized Mortgage Bonds (the "Bonds")
                           -------------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class F Bonds having an initial aggregate Bond Principal Balance as of August 26, 1998 (the "Closing Date") of $_____________ (the "Class F Bonds"). The Bonds, including the Class F Bonds, were issued pursuant to the Indenture, dated as of August 1, 1998 (the "Indenture"), between Impac CMB Trust 1998-C1 (the "Issuer") and LaSalle National Bank (the "Indenture Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferor hereby certifies, represents and warrants to you, as Bond Registrar, and for the benefit of the Issuer, the Company, the Indenture Trustee, the Owner Trustee, the Master Servicer and the Special Servicer, that either (a) or (b) is satisfied, as marked below:

   ______   a. the Transferee is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Class F Bonds with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

   ______   b. one or more statutory or administrative exemptions applies, such that the acquisition and holding of the Class F Bonds by the Transferee does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code and will not subject the Issuer, the Company, the Indenture Trustee, the Owner Trustee, the Master Servicer or the Special Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture or the Owner Trust Agreement.

                                         Very truly yours,

                                         (Transferor)


                                         By:__________________________
                                         Name:
                                         Title: